System Supply, Integration and Managed Services Agreement
0074-10-C05-120632

PT XL Axiata Tbk.

and

Motricity Pte Ltd.

31 August, 2010

Date: 31 August, 2010

Parties

1	PT XL Axiata Tbk. of Jl. Mega Kuningan Lot. E4-7 No. 1, Kawasan Mega Kuningan, Jakarta 12950 – Indonesia (XL)

2	PT Motricity Indonesia, with offices at Menara Kadin, 30th Floor, JL. H.R. Rasuna Said Block X-5 Kav 2-3, Jakarta, 12950 Indonesia (Supplier)
(together referred to as Parties and each one as a Party)

Recitals

1	XL wishes to procure the System and the Services (as defined in the Dictionary at Schedule 1) from the Supplier upon the terms and conditions contained in this agreement.

2	The Supplier has agreed to supply the System and the Services to XL on the terms and conditions contained in this agreement.
The Parties agree
In consideration of, among other things, the mutual promises contained in this agreement:

1	Defined terms and interpretation

1.1	Definitions in the Dictionary
A term or expression starting with a capital letter which is defined in the Dictionary in Schedule 1 (Dictionary) has the meaning given to it in the Dictionary.

1.2	Interpretation
The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this agreement.

2	Appointment and supply of System and Services

2.1	Appointment and supply

(a)
XL appoints the Supplier to supply, and the Supplier agrees to supply, the System and perform the Services in accordance with this agreement, including the Project Requirement Documents and the Specifications.

(b)	The Supplier must, in accordance with the Project Plan and this agreement:

(i)	carry out the Integration Services so as to ensure the System is installed and operates in conjunction with the XL Systems in accordance with the Specifications;

(ii)
in the event of any compatibility or interfacing problems or incidents, modify or replace (at its cost) as soon as possible the relevant item or items of Hardware and/or Software (as applicable) to ensure the System will comply

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with the Specifications and otherwise operate in a manner compatible with the XL Systems;

(iii)	perform all Services and any other relevant tasks set out in the Project Requirement Documents and the Specifications; and

(iv)	perform any other activities or tasks reasonably incidental to or directly connected with the obligations of the Supplier under this agreement.

(c)	Without limiting any other obligation imposed on the Supplier under this agreement, the Supplier must:

(i)	supply the System, and perform the Services and its other obligations under this agreement, in a timely, diligent and competent manner, and with all due skill and care;

(ii)	provide, manage and maintain sufficient resources, including human resources, equipment and facilities, to enable it to fulfil its obligations under this agreement;

(iii)	not adversely interfere with XL’s business;

(iv)	comply with all reasonable directions given by XL from time to time in connection with the System and the Services;

(v)
allow representatives of XL to inspect the System and the Services carried out or being carried out by the Supplier, subject to compliance with such reasonable security and confidentiality requirements of the Supplier, as have been notified by the Supplier to XL; and

(vi)	provide such other services as are necessary for, or reasonably incidental or collateral to, the performance of its obligations under this agreement.

2.2	Cooperative Effort

(a)
The Supplier will cooperate with XL and any of XL’s other vendors (including Motricity, Inc. and mCore International, Inc.) to identify and, as applicable, resolve issues or problems of such vendors or the vendors' proposed solutions for the System and/or Services.

(b)	Such cooperation will include the Supplier providing its expertise, information, documentation, components and interfaces as XL may require to resolve any issues and problems XL may face.

(c)	Subject clause 2.2(d), the Supplier will not be required to build additional components or develop Software to support vendor interfaces under this agreement if they are beyond the Standard Interface.

(d)	If additional components or Software require additional development beyond the Standard Interface, the Supplier will provide a Change Request to XL.

2.3	Reduction of Services

(a)	If XL deems that any portion of the Support Services:

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(i)	can be reduced or coordinated with the services of any other vendor (or potential vendor) of XL; or

(ii)	be undertaken internally by XL for components of the System which can be serviced by XL and/or persons other than the Supplier,
XL may terminate such portion of the Support Services with *** to the Supplier and the Supplier will comply with all XL request(s) and instructions related to the foregoing and co-operate to the fullest extent possible.

(b)	The Price for the portion of the reduced Support Services will be reduced or cancelled as follows:

(i)	the specific amount(s) to be reduced will be agreed by the Parties, such amount(s) to be a good faith estimate of the unit price for the corresponding Support Services reduced; and

(ii)	if any monies for such Support Services have been paid in advance, the Supplier shall promptly refund such monies to XL.

2.4	Exclusivity

(a)
The Supplier must not, and will ensure that any member of the Supplier Group does not, enter into an agreement under which a system or services similar to the System or Services will be launched or otherwise made commercially available to the public in Indonesia ***.

(b)
For the purposes of the interpretation and application of clause 2.4(a), the definition of “Control” as it relates to the Supplier Group will be amended by inserting “by contract or otherwise” at the end of the definition of “Control”.

2.5	Prior Services
Supplier hereby accepts the appointment and assumes responsibility for all Services undertaken and Hardware and Software delivered by Motricity Pte. Ltd under that entity’s prior agreeing with XL

3	Duration

(a)	This agreement commences on the Commencement Date and (subject to earlier termination in accordance with this agreement) will continue:

(i)	in respect of the supply of the Hardware, until expiry of any Warranty Period for the Hardware;

(ii)
in respect of the Third Party Standard Software, for the for the Initial Term and any Renewal Term and thereafter until the applicable Third Party licence is transferred to XL pursuant to clause 25.4(b)(iii)(B);

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(iii)	in respect of the Integration Services, until the Final Acceptance Date for Release 3;

(iv)	in respect of the Training Services, until completion of the Training Services in accordance with the Training Plan; and

(v)	in respect of the Support Services, for the Initial Term and any Renewal Term as specified in clause 14.1(b) and for any extension period agreed under clause 14.1(c).

4	Order of precedence
In the event of a conflict between:

(a)	this agreement and the Schedules or the Project Requirement Documents, the Schedules or the Project Requirement Documents will prevail;

(b)	this agreement and Incoterms 2000, and P.O. General terms, this agreement will prevail;

(c)	this agreement and the LA or Development Work Agreement, this agreement will prevail; and

(d)	any of the following documents:

(i)	Requirement Specification;

(ii)	System Design; and

(iii)	the Documentation,
the document listed first above will prevail.

5	Project Requirement Documents

5.1	Creation of Project Requirement Documents

(a)	The Supplier shall, in accordance with the timetable specified in the Outline Project Plan (and time shall be of the essence) prepare and submit to XL a draft of the following documents:

(i)	a detailed Project Plan (Project Plan) that:

(A)	sets out in detail the Integration Services and other tasks that the Supplier is required to perform in connection with the supply of the System and the Integration Services;

(B)	details:

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(1)	the key milestones set out in the Outline Project Plan for performance of the Services (excluding the Support Services) for Release 1; and

(2)	details of the timetable to agree the key milestones for performance of the Services (excluding the Support Services) for Releases 2 and 3,
(together, Key Milestones); and

(C)	sets out the dates by which the Supplier will perform such Integration Services and other tasks, including the dates for performance of each of the Key Milestones;

(ii)	a detailed System design (System Design) based on the Requirement Specifications which details:

(A)	the functions and performance features of the System;

(B)	the technical specifications for the System;

(C)	such other information relating to the System as XL may require; and

(D)	the Final Acceptance Criteria for each Release,

(iii)	a data migration plan that sets out in detail the tasks to be undertaken by the Supplier to migrate XL’s data onto the System (Data Migration Plan);

(iv)
a provisional acceptance testing plan that sets out the detailed acceptance test procedures for each Release, time frames and acceptance criteria that will enable XL to determine whether each Release of the System provided by the Supplier complies with the requirements of this agreement (Provisional Acceptance Testing Plan);

(v)	a training plan that sets out in detail the training to be provided by the Supplier under this agreement, and the times at which such training will be provided (Training Plan); and

(vi)	an exit plan that sets out in detail the migration activities to be provided by the Supplier under this agreement on expiry or termination of this agreement or part thereof (Exit Plan),
(each a Project Requirement Document).

(b)
Following receipt of each draft Project Requirement Document, XL shall, in accordance with the relevant timeframe specified in the Outline Project Plan (or, if no timeframe is specified, within 10 Business Days of receipt) review the draft Project Requirement Document and notify the Supplier that it:

(i)	approves the draft Project Requirement Document; or

(ii)
rejects the draft Project Requirement Document as failing to meet any or all of the minimum requirements for that Project Requirement Document as set out in clause 5.1(a) or in the Requirements Specification (the Minimum Requirements).

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(c)	If XL rejects the draft Project Requirement Document under clause 5.1(b)(ii):

(i)
the Supplier shall, within the timeframe specified in the Outline Project Plan (or, if no timeframe is specified, within five Business Days of receipt of XL’s notice under clause 5.1(b)(ii)), revise the draft Project Requirement Document to comply with the Minimum Requirements and resubmit to XL; and

(ii)	the Parties shall repeat the procedure set out in clauses 5.1(b) and 5.1(c) until XL approves the Project Requirement Document.

(d)	If:

(i)	the Supplier fails to produce the Project Requirement Document in compliance with the provisions of this agreement by the relevant Date for Completion; or

(ii)	XL rejects the draft Project Requirement Document two or more times in accordance with clause 5.1(b)(ii), then, in addition to any other rights and remedies under other provisions of this agreement or at Law, XL may agree in writing to an extension of time for the development of the Project Requirement Document (subject to any terms or conditions required by XL).

(e)	Notwithstanding clause ***.

5.2	Compliance with Project Requirement Documents

(a)
If XL approves the Project Requirement Documents in accordance with clause 5.1, the Supplier must provide the System and Services in accordance with the agreed Project Requirement Documents, the final agreed versions of which the Parties agree will be incorporated by reference into Schedule 3. Reference to Project Requirement Documents in the following clauses of this agreement shall be deemed to be reference to the Project Requirement Documents approved by XL in accordance with clause 5.1.

(b)
Inclusion in this agreement of a Project Requirement Document or approval by XL of any other documents prepared by the Supplier will not affect the rights of XL or the obligations of the Supplier under this agreement or otherwise at Law.

6	Sites and other XL obligations

6.1	Sites

(a)
Subject to the Supplier’s compliance with the terms and conditions of this agreement and XL’s health and safety and other policies applicable to its contractors accessing its premises, XL hereby grants the Supplier during the term of this agreement the right to access the Sites for the sole purpose of performing its obligations under this agreement.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(b)	The Supplier must:

(i)	use such space at the Sites made available to it by XL for the sole purpose of performing its obligations under this agreement;

(ii)
comply with all policies and procedures governing access to and use of such space and any directions given by XL in relation to such space, which may include contacting and co-operating with any construction or site manager that XL has appointed for any such space from time to time; and

(iii)
when no longer required or on expiry or termination of this agreement (whichever occurs first), return the space to XL in the same condition it was in when it was originally provided to the Supplier, fair wear and tear excepted.

6.2	Other XL obligations
Subject to the Supplier’s compliance with the terms and conditions of this agreement and XL’s IT and data security and other policies applicable to its contractors accessing its systems, data and proprietary rights, XL hereby grants the Supplier during the term of this agreement access to and use of the XL Systems, the XL Data (excluding any financial data), the XL Materials and XL Third Party Content for the sole purpose of performing its obligations under this agreement.

6.3	Assumptions and Dependencies
XL will undertake the tasks (if any) expressly assigned to it in the Project Plan and the Responsibilities Matrix. If there is any delay in XL undertaking such tasks, the provisions of clause 13.1(c) shall apply.

7	Packing and delivery

(a)
The Supplier must deliver the System duty paid (DDP) (as defined in the Incoterms 2000) no later than the delivery date set out in the Project Plan and during normal working hours to the address set out in the Project Plan (Delivery Address).

(b)	The Supplier must ensure that all components of the System are clearly identified and packaged so as to reach the Delivery Address in an undamaged condition.

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8	Installation and Integration of the System

8.1	Software

(a)	The Supplier agrees to supply the Software and the Documentation in accordance with this agreement, including the Specifications.

(b)	The Parties acknowledge and agree that:

(i)	the Supplier Standard Software is a core component of the System and is licensed to XL by mCore International, Inc. under the LA;

(ii)
the XL Specific Software is a core component of the System, and is to be created by Motricity, Inc. pursuant to the Development Work Agreement. Once created, Motricity, Inc. will assign or license the XL Specific Software to mCore International, Inc., who will sub-license this software to XL under the LA; and

(iii)
the Third Party Software is licensed to the Supplier, by its owner/licensor under the terms of the applicable Third Party licence and the Supplier sub-licenses the Third Party Software to XL under clause 21.1(a).

Accordingly the Supplier agrees to do all things necessary to procure that Motricity, Inc., mCore International, Inc. and any other Third Party suppliers supply and/or deliver the Software to enable the Supplier to comply with the timescales for delivery, installation, integration and acceptance testing of the System to XL as set out in the Project Plan. Further, the Supplier acknowledges and agrees that, except for responsibilities to be undertaken by XL as provided in clause 6.3, it takes all responsibility for installation and integration of all elements of the Software into the System when performing the Integration Services under this agreement.

8.2	Hardware
The Supplier shall supply the Hardware in accordance with clause 7. The Supplier acknowledges and agrees that, except for responsibilities to be undertaken by XL as provided in clause 6.3, it takes all responsibility for installation and integration of all elements of the Hardware into the System when performing the Integration Services under this agreement. The Supplier shall perform Hardware maintenance in accordance with the Service Level Agreement.

8.3	Installation and Integration
The Supplier must install and integrate the System at the Sites by the dates set out in the Project Plan, including by:

(a)	installing the Hardware, including any necessary Hardware cabling;

(b)	installing the Software on the Hardware;

(c)	if required by XL, de-commissioning any existing information systems (including all software and hardware forming part of such systems) that are to be replaced by the System; and

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(d)	removing all rubbish (including packaging) generated in installing the System at the Sites.

8.4	Content to be provided on the System
XL will, in its sole discretion, determine what content will be included on the System at any given time. Provided that such content is compatible with the System, the Supplier will incorporate upon request and provide all support necessary to ensure that the content XL elects to have on the System is included on the System.

9	Training
The Supplier must provide XL and its Personnel with the Training Services in accordance with the Training Plan, by the dates set out in the Project Plan and the Training Plan, and shall supply all relevant associated training materials as set forth in the Training Plan.

10	Outsourcing

(a)	XL may elect that the System be hosted by or operated for the benefit of XL by a Third Party or another member of the XL Group.

(b)
The Supplier must co-operate with XL and any such Third Party or member of the XL Group to the extent that can be reasonably expected and provide all information and services necessary to facilitate a smooth and timely transition of the System to such Third Party or member of the XL Group (including executing all documents reasonably required).

11	Provisional Acceptance

11.1	Provisional Acceptance Testing
The Supplier must, in accordance with the Provisional Acceptance Testing Plan and XL’s reasonable directions, carry out all testing and verification necessary to demonstrate that the relevant Release operating in conjunction with the XL Systems complies with the Specifications and this agreement (Provisional Acceptance Testing Procedure).

11.2	Results of Provisional Acceptance Testing

(a)
If the Provisional Acceptance Testing Procedure demonstrates that the relevant Release has been supplied and installed in accordance with the acceptance criteria in the Provisional Acceptance Testing Plan, XL shall issue a certificate (Provisional Acceptance Certificate) to the Supplier.

(b)
The issue of a Provisional Acceptance Certificate by XL to the Supplier may not be used in any Dispute as evidence that a Release complies with the Specifications or this agreement, and does not otherwise affect the rights and obligations of the Parties under this agreement.

(c)	If a Release fails to pass the Provisional Acceptance Testing Procedure the process set out in clause 11.3 shall apply.

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11.3	Repeating the Provisional Acceptance Tests
If a Release fails to pass the Provisional Acceptance Test Procedure under clauses 11.1 and 11.2(a), the Supplier must, within the timescale set out in the Project Plan or otherwise agreed by the Parties in writing and in any event within 30 days:

(a)	modify the System so that it will pass the Provisional Acceptance Test Procedure; and

(b)	conduct the Provisional Acceptance Test Procedure again.

11.4
If a Release fails to pass the second Provisional Acceptance Testing Procedure within 30 days of it failing the first Provisional Acceptance Testing Procedure, XL may, at its option and without prejudice to XL’s other rights and remedies:

(a)	accept the Release subject to an equitable reduction in the Price of the System to reflect the defects in the Release, in which case the defect will no longer be considered a defect; or

(b)	terminate this agreement with regard to that Release by notice to the Supplier, in which case, the Supplier must refund:

(i)
for Release 1, *** under this agreement by XL and shall procure that the suppliers under the Development Work Agreement and LA shall refund XL *** paid by XL under those agreements, subject to clause 12.3; and

(ii)
for Release 2 or 3, *** paid by XL under this agreement for that Release, and shall procure that the suppliers under the Development Work Agreement and LA shall refund XL *** paid by XL under those agreements for that Release.

11.5
For the avoidance of doubt, if XL terminates a Release under clause 11.4(b), XL shall have no further obligations under this agreement in respect of any subsequent Releases and this agreement shall automatically terminate in respect of any such subsequent Releases and the Support Services and Training Services for all terminated Releases.

12	Final Acceptance

12.1	Final Acceptance Requirements

(a)	For the purposes of this clause 12, the Final Acceptance Period in respect of a Release is a period of 30 consecutive days commencing the day after the Provisional Acceptance Certificate is issued.

(b)
During the Final Acceptance Period, the Release must operate in accordance with the Requirements. If during the Final Acceptance Period, the Release meets or exceeds the Requirements, XL must, within 3 Business Days of the expiry of the Final Acceptance Period, issue a notice indicating its acceptance of the Release (Final Acceptance Certificate).

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(c)
If during the Final Acceptance Period the Release does not meet the Requirements, then without limiting any other right or remedy which XL may have in relation to such failure, XL may by notice to the Supplier

(i)
accept the Release in whole or part for a reduction in the Price agreed by the Parties. XL may reject the Release in accordance with clause 12.1(c)(iii) if the Parties have not agreed on such reduction within 14 days after XL has given the notice referred to in this clause 12.1(c); or

(ii)
accept the Release "as is" subject to the Supplier completing, at its own cost, a set of procedures (e.g. "work-around") determined and reasonably required by XL to make the Release comply with this agreement and the Requirements; or

(iii)	reject the Release.

(d)
If XL fails to issue either a Final Acceptance Certificate or a notice under clause 12.1(c) within 45 days of the Provisional Acceptance Date, the Supplier shall send notice to XL requiring XL to either accept or reject the Release. If XL fails to respond to such notice within five Business Days of receipt by either issuing a Final Acceptance Certificate or a notice under clause 12.1(c), the Release shall be deemed Finally Accepted.

(e)	Failures outside of the Supplier’s Span of Control shall not be considered a failure to meet the Requirements.

(f)	If XL rejects a Release under clause 12.1(c)(iii), this agreement shall automatically terminate in respect of that Release and:

(i)
the Supplier must remove the Release (excluding the Third Party Software and the Hardware) at its own cost within 30 days of receipt of notice from XL of the rejection, and ensure that all equipment and other property is reinstated to the position it was in prior to the installation of the Release; and

(ii)
in addition to any other rights which XL may have under this agreement, the Supplier must immediately following receipt of notice from XL of the rejection refund the *** paid by XL under this agreement:.

(A)
for Release 1, *** paid under this agreement by XL and shall procure that the suppliers under the Development Work Agreement and LA shall refund XL*** paid under those agreements by XL, subject to clause 12.3; and

(B)
for Release 2 or 3, *** paid by XL under this agreement for that Release, and shall procure that the suppliers under the Development Work Agreement and LA shall refund XL *** paid under those agreements by XL for that Release.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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12.2
For the avoidance of doubt, if XL terminates this agreement in respect of a Release under clause 12.1(f), XL shall have no further obligations under this agreement in respect of any subsequent Releases and this agreement shall automatically terminate in respect of any such subsequent Releases and the Support Services and Training Services for all terminated Releases.

12.3
Hardware and Third Party Software Refund. If the Supplier is obligated to refund to XL all or a portion of the Price for the failure of acceptance testing of Release 1 under clauses 11.4(b) or 12.1(f), the refund shall only include *** residing on *** of the Hardware portion of the refunded Price, with XL not being entitled to a refund of the remaining ***. The Supplier will be entitled to take possession of the portion of the Hardware and the portion of the Third Party Software residing on such Hardware ***. The Parties shall agree on the particular Hardware that each will retain or if no agreement is reached, the Hardware shall be divided equally by type (servers, routers, software, etc). For clarity, the Supplier will not be entitled to remove Third Party Software required to operate the Hardware retained by XL.

13	Time for performance and delay

13.1	Key Milestones

(a)
The Supplier must, in accordance with this agreement, meet each Key Milestone by the applicable date stated in the Project Plan (each a Date for Completion) and time shall be of the essence in respect of each Date for Completion.

(b)
If the Supplier anticipates that it will fail to achieve a Key Milestone by the relevant Date for Completion, the Supplier must notify XL prior to the relevant Date for Completion. The Supplier must take all reasonable steps to mitigate the delay and the effect of the delay.

(c)
If the delay referred to in clause 13.1(b) is caused by a breach of contract or other Act of Prevention and the Supplier wishes to claim an extension of time, it must, upon cessation of the cause of the delay, promptly submit a written claim to XL, providing details, to XL’s reasonable satisfaction, of the delay, its claim and mitigation steps taken.

(d)	Provided the Supplier complies with clauses 13.1(b) and 13.1(c) (which are conditions precedent to any entitlement for delay), the relevant Date for Completion will be extended by XL day-for-day.

(e)
If the Supplier fails to achieve Provisional Acceptance of a Release within 60 days of the relevant Date for Completion XL may, without prejudice to its other rights and remedies and without liability, terminate:

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(i)	in the case of Release 1, this agreement ;

(ii)	in the case of Release 2, this agreement solely in respect of Releases 2 and 3; and

(iii)	in the case of Release 3, this agreement solely in respect of Release 3, by notice in writing to the Supplier effective 5 Business Days from the date of notice.

13.2	Liquidated damages

(a)
If XL has (1) not met a Key Milestone by the relevant Date for Completion or (2) not issued a Provisional Acceptance Certificate for a Release by the due date for Provisional Acceptance of the Release as set out in the Project Plan as may be extended by clause 13.1(d) (Due Date for Acceptance), other than in the circumstances described in clause 13.1(c), the Supplier must pay XL the *** amount set out in Part 5 of Schedule 8 for each *** during the period commencing on the relevant *** (as the case may be) and concluding on the earlier of:

(i)	the first date on which XL confirms that the *** has been met or *** (as the case may be); and

(ii)	the date this agreement is terminated by XL.

(b)	The liability for liquidated damages under clause 13.2(a) accrues at *** following *** that the *** was not met or the *** by the *** (as the case may be).

(c)
If the Supplier pays liquidated damages for failure to meet a *** during the phases of a Release but the Supplier subsequently meets the *** then XL shall refund to the Supplier the liquidated damages paid in respect of such missed *** during the phases of that Release.

(d)	Paying liquidated damages does not relieve the Supplier of its obligations to perform any of its other obligations under this agreement.

14	Support Services

14.1	Support Services

(a)
XL appoints the Supplier to supply, and the Supplier agrees to supply, the Support Services in accordance with this agreement, including Schedule 7 and the Specifications. The Supplier must in accordance with this agreement carry out the Support Services so as to ensure the System operates in conjunction with the XL Systems and at all times in conformance with the Specifications and Service Levels.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(b)
The Supplier will provide the Support Services for an initial term of three years from the Final Acceptance Date for Release 1 (the Initial Term). Thereafter this agreement will automatically renew for up to two consecutive one-year terms (each, a Renewal Term) unless XL elects not to renew by providing written notice to the Supplier not less than 120 days prior to the end of the then-current term.

(c)
If the Parties agree to extend the Support Services beyond expiry of the Renewal Term, the Parties acknowledge and agree that XL shall have the continued right to use the Supplier Standard Software and the XL Specific Software under the LA on the same commercial terms as set out in the LA.

14.2	Service commitment

(a)	The Supplier shall:

(i)	ensure that the System meets the Service Levels;

(ii)	provide the Support Services so the Service Levels are met;

(iii)	honour its obligations hereunder with the commitment to continually meet the response times and other Service Levels set forth in the Service Level Agreement; and

(iv)
inform XL of problems of the Supplier's customers in other markets if XL could experience the same or similar problem. The Supplier shall use best efforts to correct the problem or take measures to prevent the same or similar problem from happening to XL.

(b)
The Supplier agrees to do all things necessary to procure that mCore International, Inc. provides the licence of the Supplier Standard Software and the XL Specific Software and supplies and delivers the support and maintenance services under the LA to enable the Supplier to comply with its obligations to supply the Support Services under this agreement (including the Service Level Agreement) and generally to ensure that the System complies with the Specifications.

14.3	Service Levels and Service Rebates

(a)	The Supplier shall:

(i)	comply with the Service Levels; and

(ii)	procure that mCore International, Inc. shall comply with the Service Levels when providing the software support and maintenance services under the LA.

(b)
If Supplier does not meet the relevant Service Levels, or if mCore International Inc. fails to meet the Services Levels, the Service Rebates will apply according to the Service Level Agreement. The Service Rebates, XL’s Step-In rights, and the right to terminate in accordance with this agreement are XL’s exclusive remedies for the Supplier’s failure to meet the Service Levels.

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(c)	The payment of a Service Rebate does not relieve the Supplier from its obligation to deliver the Support Services.

(d)	XL may deduct any Service Rebate against any amounts payable by XL to the Supplier under this agreement or the LA in accordance with the Service Level Agreement.

(e)	Service Levels will be measured monthly by XL and any Service Rebates arising will be calculated by XL and applied in accordance with this agreement.

14.4	Continuous improvement
The Supplier shall procure that all aspects of the Support Services, and the System, are the subject of, and provided in accordance with, a quality management process which provide continuous assurance, quality improvement and (in the case of Hardware) technology refresh.

15	Step in rights

(a)
If there is a failure by the Supplier to provide the Support Services to XL in accordance with the Service Levels (a Service Disruption), then without limiting any of its other obligations under this agreement, the Supplier shall:

(1)	immediately notify XL of the Service Disruption and use all reasonable endeavours to end the Service Disruption; and

(2)	XL shall have the rights referred to in the rest of this clause 15, at no additional cost.

(b)
If XL considers, in its reasonable opinion, that the Service Disruption is capable of remedy, it may, by notice to the Supplier, require the Supplier to develop a work-around solution (Work Around Plan). The Supplier shall, at its cost and expense, develop and submit a Work Around Plan as soon as reasonably practicable (and in any event within 24 hours of such notice) to XL for review and comment.

(c)	The Work Around Plan shall include the following matters:

(i)	the causes and impact of the Service Disruption;

(ii)	the aspects of the Service Level Agreement that can be complied with during the implementation of the Work Around Plan;

(iii)	the action the Supplier proposes to take including:

(A)	identifying and implementing the relevant provisions of the Disaster Recovery Procedures;

(B)	details of the assistance, consultation and co-operation the Supplier will provide to XL and any nominated Third Parties;

(C)	the additional and/or alternative resources it proposes to allocate to resolve the Service Disruption; and

(D)	the timeframe for resolution proposed by the Supplier.

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(d)
As soon as reasonably practicable, XL shall approve the proposed Work Around Plan or shall inform the Supplier of the amendments it requires to the Work Around Plan which may include the right to locate any of its Personnel at the Supplier premises or at the Sites to work with the Supplier’s Personnel and to observe the provision of the Support Services.

(e)	The Supplier shall include the requirements of XL in developing the final Work Around Plan which it shall submit to XL within 24 hours of receipt of XL’s requirements given under clause 15(d).

(f)
If the Parties fail to agree the Work Around Plan within 24 hours of XL’s receipt of the revised Work Around Plan under clause 15(e), XL may, by notice to the Supplier, require the Supplier to implement its requirements given under clause 15(d), which shall be deemed to be included in the Work Around Plan.

(g)	The Supplier shall immediately:

(i)	implement the Work Around Plan; and

(ii)	carry out the activities and provide the features, functions or facilities specified in the Work Around Plan (the Work Around Activities) at its own cost and expense.

(h)
If the Service Disruption has not been brought to an end within the timeframe set out in the Work Around Plan (or if the Parties have not been able to agree a timeframe in the Work Around Plan, within 3 Business Days after XL has given the notice referred to in clause 15(b)), XL may do one or more of the following:

(i)	suspend the Supplier’s right to provide some or all of the Support Services (to the extent specified by XL);

(ii)	itself take the steps as envisaged in the Work Around Plan including the Work Around Activities;

(iii)	engage another supplier or suppliers to take the steps envisaged in the Work Around Plan including the Work Around Activities;

(iv)	locate one or more members of XL’s Personnel at the Supplier’s premises or at the Sites to work with the Supplier’s Personnel and to oversee the provision of the Support Services;

(v)	itself provide the Support Services or engage another service provider or providers to provide all or part of the Support Services,
(each a Step-In).

(i)	The Supplier shall co-operate fully and in good faith with XL or any other person appointed by XL under clause 15(h).

(j)
Unless XL has, after Step-In, terminated the agreement or the relevant Support Services in accordance with this agreement, XL shall allow the Supplier to resume the provision of the Support Services as soon as reasonably practicable after:

(i)	the Service Disruption has ceased; and

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(ii)
the Supplier demonstrates to XL’s reasonable satisfaction that it will be able to meet the requirements of the Service Level Agreement and the other requirements of this agreement if it resumes provision of the Support Services.

(k)	If XL exercises a Step-In right:

(i)
the Supplier shall not be entitled to charge any of the Price for the disrupted Support Services during the period of Service Disruption including the period in which Step-In applies and will refund any portion of the Price paid for Services during the Service Disruption;

(ii)	the Supplier shall provide, at no charge, assistance, cooperation, and support necessary to remedy the Service Disruption resulting in the Step-In; and

(iii)	XL shall retain all its rights and remedies under this agreement.

(l)
If Step-In occurs and the Supplier has not for any reason resumed provision of such the Support Services within 15 Business Days after the start of the Support Services suspension, XL may terminate this agreement by giving 5 Business Days notice to the Supplier.

(m)	For the avoidance of doubt:

(i)
the rights and remedies of XL under any provision of clause 15 are in addition to and not in replacement for any other rights or remedies available to it under any other provision of this clause 15 or any other provision of this agreement or at Law or in equity;

(ii)	the exercise of rights and remedies by XL in accordance with clause 15 shall not be considered to be a waiver of any breach by the Supplier of this agreement;

(iii)	the Supplier’s cooperation with XL’s Step-In shall not be considered to be a waiver of any the Supplier’s rights and remedies, including its right to contest the Step In as unwarranted; and

(iv)
XL shall not be entitled to exercise its right to Step-In under clause 15(h) unless the Supplier has not been able to resolve the Service Disruption within the Restoration Time set out in the table in paragraph 2.9 of the Service Level Agreement.

16	Price, invoice and payment

16.1	Price

(a)
The Supplier must supply the System and Services to XL for the Price as set out in Schedule 8. The Price set out in Schedule 8 constitutes the only amounts payable by XL for the System and Services supplied in accordance with this agreement.

(b)	The Price is the price for delivery of the System and Services in accordance with the Requirements and Specifications, and no additional charges will be incurred

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by XL for Hardware, Software or Services not already specified in this agreement and which are required for the System and/or Services to meet the Requirements, Specifications and otherwise this agreement.

(c)
Except as otherwise provided in Schedule 8, the LA, and the Development Work Agreement, no additional Third Party licence or other fees will be payable by XL to the Supplier in respect of any component of the System or Services.

16.2	Invoicing and Payment Terms
The Parties shall comply with the invoicing and payment terms set out in Schedule 8.

16.3	Set off
XL may deduct from monies otherwise due to the Supplier any amount due from the Supplier to XL in connection with this agreement and will issue a debit note to the Supplier with respect to such monies.

16.4	Late Billing
XL is not liable to pay the Supplier, and the Supplier must not invoice XL for, any amount in respect of any items or services provided under this agreement, where the invoice for such items or services is received by XL more than 3 months after the last date on which such amount should have been invoiced in accordance with clause 16.2 unless the Supplier notifies XL within the 3 month period that an invoice will be delayed. If the Supplier has reasonable and valid reasons for such delay, then the 3 month period specified in this clause 16.4 may be extended by XL, at its sole discretion.

17	Taxes

17.1	Indonesian taxes

(a)
All Prices shall include withholding taxes and exclude VAT (being VAT applicable in the Republic of Indonesia).  Any VAT payable in respect of any of those amounts, which is payable by XL on a self assessment basis, will be paid by XL.

(b)	As between the parties, XL is responsible for any taxes imposed with respect to User charges.

17.2	Withholding taxes

a)
Withholding Income Tax (WHT).  If required by the Indonesian Tax law, XL will make a deduction for withholding taxes from payment made from XL to Vendor.  XL will apply the appropriate withholding tax rate in accordance to the Tax Law or refer to the Instruction from Directorate General of Tax or the Indonesian Tax Office. If the withholding tax rate is not agreed by Vendor, Vendor should give written notice regarding the withholding tax rate, together with the supporting documents i.e. (a) Tax Ruling that is issued by Directorate General of Tax related to transaction or (b) Tax Exemption Letter from the Indonesian Tax Office.

b)
Value Added Tax (VAT). XL shall be responsible and shall pay VAT to Vendor in relation to this agreement in accordance to the prevailaing Indonesian Tax Law. Vendor must submit a copy of VAT report as an evidence that the VAT invoice has been reported to the Indonesian Tax Office such as : copy of Monthly VAT Return regularly as follows :

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Submission of Invoice :	Submission of Copy of Monthly VAT Return :
January / February / March	September to November VAT Return
April / May / June	December s/d February VAT Return
July / August / September	March s/d May VAT Return
October / November / December	June s/d August VAT Return
Copy of VAT Return consist of : Copy of the first page (form 1107 or 1108), Copy of form 1107A or 1108A (only for the VAT invoices to XL), Copy of the last page of form 1107A or 1108A, copy of tax payment slip (if any), Copy of official receipt of monthly VAT return from the  Tax Office.

c)
Vendor shall submit correct commercial invoice and VAT invoices in accordance to the prevailing Tax Law and accordance to the requirement from XL. XL will not pay the VAT to Vendor before receiving the VAT invoices.

18	Title and risk

(a)	Title to the Hardware will pass to XL upon Final Acceptance of Release 1.

(b)	Risk of damage to or loss of the Hardware shall pass to XL upon Final Acceptance of Release 1.

19	Warranties

19.1	General Warranties

(a)	The Supplier represents and warrants to XL that:

(i)	the execution of this agreement has been properly authorised;

(ii)	it is entitled to enter into this agreement and perform its obligations under this agreement;

(iii)	it has full corporate power to execute, deliver and perform its obligations under this agreement;

(iv)	this agreement constitutes a legal, valid and binding obligation on it enforceable in accordance with its terms by appropriate legal remedy;

(v)	this agreement does not conflict with or result in a breach or default under any provision of its constitution or any provision of any Law to which it is subject;

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(vi)	to its knowledge there are no actions, claims, proceedings or investigations pending or threatened against it, or by it, which may have a material effect on the subject matter of this agreement;

(vii)	it has all licences, authorisations, consents, approvals and permits required by applicable Laws in order to perform its obligations under this agreement; and

(viii)	it will not represent that it is authorised to act on behalf of XL, except where previously expressly authorised to do so in writing by XL.

19.2	System Warranties

(a)	The Supplier undertakes, warrants and represents to XL that:

(i)	the System will be suitable for installation at the Sites;

(ii)
the System will operate in conjunction with the XL Systems and will conform to, and in compliance with, the Specifications, including by having the features, functionality and performance specified therein, and this agreement;

(iii)	it has reviewed or will have reviewed by the date (if any) specified in the Outline Project Plan the XL Systems for compatibility with the System;

(iv)	the System will operate in compliance with all applicable Laws and XL Regulatory Obligations;

(v)	the System will be of merchantable quality, free from defects in design, material and workmanship and fit for any purpose held out by the Supplier or agreed between the Parties;

(vi)	the Hardware will be new and unused, and not second hand, and capable of running the Software and other elements of the System;

(vii)	***

(viii)	the Software will be free from all viruses and malicious code, howsoever inserted or arising, and all disabling programs and devices;

(ix)	***

(x)	the Documentation will sufficiently describe the Use of the System to enable XL Personnel to Use the System for its intended purpose; and

(xi)
any Source Code for the Standard Software or XL Specific Software provided to XL, or released to XL pursuant to any escrow agreement, will be sufficient to enable XL and its Personnel to Use, and modify to correct faults in, the version of Software in Use by XL on the date such Software is provided or released.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(b)
Without limiting any of the Supplier’s other obligations under this agreement, the Supplier must ensure that XL obtains the benefit of any warranties provided by any Third Party manufacturer or supplier of the Software or Hardware.

19.3	Services Warranties

(a)	The Supplier undertakes, warrants and represents to XL that the Services will be:

(i)
performed in a diligent and timely fashion, in accordance with the Specifications and best industry practice, in compliance with any applicable Laws and XL Regulatory Obligations and in a professional and workmanlike manner;

(ii)	performed by adequate numbers of appropriately qualified and trained personnel, with due care and diligence;

(iii)	free from defects as regards their performance;

(iv)	without any loss or corruption of any XL Data;

(v)	provided in such a manner so as not to detrimentally affect the operation or capacity of the XL Systems or any of XL’s networks or information technology or business systems;

(vi)
will remain consistent, compatible and interoperable with the services to be provided by mCore International, Inc. under the LA and Motricity, Inc. under the Development Work Agreement and the Supplier will use commercially reasonable efforts to maintain such consistency, compatibility and interoperability with changes to such services; and

(vii)	in the case of Training Services, will provide adequate instruction to enable XL and its Personnel to make full and proper use of the System.

(b)	The Supplier undertakes, warrants and represents to XL that it will comply with XL’s health and safety, security and other policies applicable to its contractors accessing XL’s premises.

19.4	Support Services Warranties
The Supplier undertakes, warrants and represents to XL that where the Supplier or a member of the Supplier Group is engaged to provide work under this agreement or the LA , and the Supplier or the member of the Supplier Group is already obligated to provide all or part of those support and maintenance services pursuant to the Warranty Services, XL will not be required to pay for the proportion of work undertaken under this agreement or the LA (as the case may be) and which is covered by the Warranty Services.

19.5	Intellectual Property Rights

(a)	The Supplier represents and warrants that:

(i)	the System;

(ii)	the Documentation;

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(iii)	the Services and/or the use of the Services;

(iv)	the performance of the Supplier's obligations under this agreement; and

(v)	Use, receipt, modification and/or development of the System or Documentation in accordance with, or as permitted by, this agreement, will not infringe the Intellectual Property Rights of any person. Subject to clause 19.2(b), the Supplier does not so warrant as to Hardware and Third Party Software.

(b)
The Supplier represents and warrants that it has all authorisations from other members of the Supplier’s Group and any other Third Party it requires to grant the licence(s) granted, and assign the Intellectual Property Rights assigned, to XL under clause 21.

19.6	Breach of Warranty
Without prejudice to any other remedies available to XL, if a breach of any of the Warranties occurs then, if requested by XL, the Supplier must at its own risk and cost:

(a)	in relation to the System, perform the Warranty Services and promptly repair, replace, upgrade or improve the System so that it complies with the Warranties, the Specifications and this agreement; and

(b)	in relation to the Services, promptly re-perform the Services in compliance with the Warranties, the Specifications and this agreement.

19.7	Representations or warranties by XL
The Supplier represents and warrants that no representations or warranties were made or given to it by XL or any other person in relation to this agreement except that XL represents and warrants to Supplier that:

(a)	it has obtained or will obtain from Third Parties all necessary rights for the Supplier to use the XL Materials and XL Third Party Content as contemplated under this agreement; and

(b)	XL will implement procedures at the Sites in compliance with XL’s security policies.

19.8	Disclaimer.
TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE WARRANTIES SET FORTH IN THIS CLAUSE 19 AND ELSEWHERE IN THIS AGREEMENT AND IN THE LA AND DEVELOPMENT WORK AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER IMPLIED, STATUTORY OR OTHERWISE.

20	Quality assurance and disaster recovery

(a)
The Supplier must implement, and maintain throughout the term of this agreement, appropriate and effective disaster recovery procedures to protect its work and all and any part of the System and Services within its or other members of the Supplier Group’s control, including appropriate back-up procedures and facilities to ensure the Supplier’s performance of this agreement continues with minimal interruption and in accordance with the service levels specified in the Supplier’s

page | 22

disaster recovery procedures if a disaster occurs at any of the Supplier’s locations (Disaster Recovery Procedures). *** The Supplier will within 5 Business Days of the Commencement Date provide XL with a copy of its Disaster Recovery Procedures and will promptly provide the Supplier will all updates and changes to those procedures from time to time.

(b)
The Supplier must, on request, provide XL with a copy of the Disaster Recovery Procedures, and must promptly make any changes to the Disaster Recovery Procedures that are reasonably required by XL, and must test the Disaster Recovery Procedures no less than once a year in the presence of XL or its Personnel.

(c)	For the avoidance of doubt, the Parties acknowledge and agree that a disaster at a single Supplier location does not constitute a Force Majeure Event.

21	Intellectual property and Licence

21.1	Intellectual Property Rights and Licence

(a)	Except as otherwise provided in this agreement, all Intellectual Property Rights in the System remain vested in the Supplier or its licensors.

(b)	The Supplier grants to XL, the XL Group and its and their nominated Third Party contractors (including Motricity, Inc.) at no additional cost, a non-exclusive, transferable licence to :

(i)	Use the Third Party Software in object code form and the System in the course of XL’s business during the Initial Term and any Renewal Term; and

(ii)	use the Documentation to the extent required to make use of the Services and System.

(c)	For the avoidance of doubt, the Parties acknowledge and agree that:

(i)
any rights in this clause 21 relating to the Third Party Software may be limited by the applicable Third Party Software licence. The Supplier will provide XL with copies of the Third Party Software licences within 5 Business Days following the Commencement Date or (if later) within 5 Business Days following receipt of copies of the licenses from the applicable Third Party;

(ii)	nothing in this agreement shall prevent XL from Using the Third Party Software on hardware other than the Hardware or, upon non-use of the System, as part of another system; and

(iii)	the licence granted in clause 21.1(b) is an enterprise wide licence to XL and the XL Group and there are no restrictions on the number of Users.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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(d)
Copies. XL may copy the Third Party Software and Documentation as reasonably necessary for backup, testing, and archival purposes at onsite or offsite locations of XL, a member of the XL Group and/or a Third Party service provider at no additional charge and as provided by XL’s standard business operations and disaster recovery procedures.

(e)
All Intellectual Property Rights in XL-specific business process documents XL-specific system designs, any Project Requirement Document provided to XL will, upon creation, automatically vest in XL and the Supplier hereby assigns by way of present assignment of future rights all such Intellectual Property Rights to XL. In the event the Parties agree to a Change that includes custom development specific to XL, the Parties agree that the applicable Change Request may, upon agreement of the Parties, provide that all Intellectual Property Rights in the deliverables created in connection with such Change shall be owned by and assigned to XL pursuant to this clause 21.1(e). If the Supplier requires use of such deliverables to provide the Services then the Parties shall agree a licence for the Supplier to use the same as part of the Change Request procedure.

(f)
All Intellectual Property Rights in the Requirement Specification and any other material, documents and/or information provided by or on behalf of XL under this agreement will remain vested in XL and the Supplier must return to XL any such material, document and/or information in its possession or control at XL’s written request or upon expiry or termination of this agreement.

(g)
Subject to the terms and conditions of this agreement and solely for the purpose of the Supplier’s provision of the Services, XL hereby grants to Supplier during the performance of the Integration Services and the Initial Term and any Renewal Term a nonexclusive, nontransferable, worldwide, revocable, royalty-free licence to:

(i)	use, reproduce, distribute and to publicly perform and publicly display the XL Materials and the XL Third Party Content, with prior written related Third Party consent; and

(ii)	use the XL Specific Software,
solely for the purposes of undertaking its obligations under this agreement.

21.2	Technical Cooperation.

(a)
Each of the parties agrees to provide reasonable technical cooperation to the other party in order to implement and operate the System and provide the Services. This clause, standing on its own, shall not relieve Supplier of any of its obligations under the Agreement, nor reduce or limit the scope of those obligations of the Supplier.

(b)	In addition, XL shall allow Supplier to implement and/or cooperate with Supplier upon its reasonable request in implementing of any bug fixes or updates to the System.

22	Issued Property

(a)	Issued Property will remain the property of XL and will be used only for the purposes of this agreement.

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(b)	The Supplier will at its own expense be responsible for the safe custody of Issued Property.

23	Confidentiality

23.1	Confidentiality

(a)	Each Party agrees to keep confidential, and not to use or disclose, other than as permitted by this agreement, any Confidential Information of the other Party.

(b)	The obligation of confidence in clause 23.1(a) extends to Confidential Information provided to or obtained by a Party before entering into this agreement.

23.2	Exclusions
The obligation of confidence in clause 23.1 does not apply to Confidential Information that is:

(a)	required to be disclosed by applicable Law or the rules of any stock exchange upon which the recipient’s securities are listed, provided that the recipient:

(i)	discloses the minimum amount of Confidential Information required to satisfy the Law or rules; and

(ii)
before disclosing any information, and to the extent permitted by Law or rules, the recipient provides a reasonable amount of notice to the discloser and exhausts all reasonable steps (whether required by the discloser or not) to maintain such Confidential Information in confidence;

(b)	in the public domain otherwise than as a result of a breach of this agreement or another obligation of confidence;

(c)	and can be proved was independently developed by the recipient; or

(d)	already known by the recipient independently of its involvement in this agreement or interaction with the other Party and free of any obligation of confidence.

23.3	Permitted disclosures

(a)	Each Party may disclose Confidential Information of the other Party only on a “need to know” and confidential basis:

(i)	with the prior written consent of the other Party; or

(ii)	to its Personnel,
for the exercise of rights or the performance of obligations under this agreement.

(b)	Each Party who discloses Confidential Information of the other Party pursuant to clause 23.3(a) must ensure that such information is kept confidential by the recipients.

(c)	XL may disclose Confidential Information of the Supplier to other members of the XL Group only on a “need to know” and confidential basis.

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(d)	Supplier may disclose Confidential Information of XL to other members of the Supplier Group only on a “need to know” and confidential basis.

23.4	Preventing disclosures
Each Party must take all steps and do all such things as may be reasonably necessary, prudent or desirable in order to safeguard the confidentiality of the Confidential Information of the other Party.

23.5	Remedies for breach

(a)
Each Party acknowledges that the value of the other Party’s Confidential Information is such that an award of damages or an account of profits may not adequately compensate if this clause 23 is breached.

(b)
Each Party acknowledges that, without in any way compromising its right to seek damages or any other form of relief in the event of a breach of this clause 23, a Party may seek and obtain an ex parte interlocutory or final injunction to prohibit or restrain the other Party or its Personnel from any breach or threatened breach of this clause 23.

23.6	Survival of obligations
The obligations of confidentiality in this clause 23 survive the expiry or termination of this agreement.

23.7	Publicity
The Supplier must not, and must procure that no Supplier Personnel (including any subcontractor approved under clause 26), issue any press release or other public document, or make any public statement, with respect to the subject matter of this agreement, without XL’s prior written approval. The Supplier may use XL’s name and logo as part of the Supplier’s customer list.

24	Data Protection

24.1	Data migration

(a)
The Supplier is responsible for all data migration activities associated with XL Data (as detailed in the Data Migration Plan) as part of the Integration Services, and must undertake data migration so as to ensure that no XL Data is lost or corrupted.

(b)	Without limiting clause 24.1(a) above the Supplier must:

(i)	retain back-up copies of all XL Data being migrated;

(ii)
ensure that in the event of any data migration failure or problem, XL is able to utilise the XL Data within the XL Systems to store and process the XL Data so that XL’s business operations are not affected.

(c)
In the event of any breach by the Supplier of this clause 24.1 which adversely impacts on XL’s business operations in any way, and without limiting any of XL’s other rights and remedies, the Supplier must, at no additional cost to XL, immediately work with XL to identify any possible workarounds to the cause of the

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adverse impact, and provide resources (where necessary) to implement workarounds approved by XL in writing.

24.2	Ownership and use of XL Data
The XL Data and all Intellectual Property Rights in the XL Data are and will remain the property of XL. The Supplier must only use the XL Data strictly as is necessary for performance of the Services solely for XL, but may not use any XL Data that comprises financial information. The Supplier must not, and must ensure that Supplier Personnel do not:

(a)	use XL Data for any purpose other than directly in relation to the supply of the Services;

(b)	purport to sell, let for hire, assign rights in or otherwise dispose of any XL Data;

(c)	make any XL Data available to any other person, and the Supplier must keep XL Data physically and logically separate to data processed on behalf of any other Third Party or for itself;

(d)	make any XL Data available to any other Third Party other than a permitted subcontractor and then only:

(i)	to the extent necessary to enable the subcontractor to perform its part of the Services; and

(ii)	where XL’s prior written consent to the provision of the XL Data to the relevant subcontractor has been obtained; or

(e)	commercially exploit XL Data, and the Supplier must ensure that none of the Supplier Personnel commercially exploits the XL Data.

(f)
User Data. As between the Parties, XL will own all User Data received by XL or the Supplier and each Party may make use of any Aggregate Information. The Supplier may use the User Data: (a) for the performance of its obligations under this agreement, (b) for statistical analysis, consulting, product analysis and development, de-bugging, and system maintenance purposes, and (c) to create Aggregate Information. The Supplier may not use User Data except as provided in this clause 24.2 without XL’s prior written consent.

24.3	General access and security
The Supplier must:

(a)
subject to clause 24.4, comply with all of XL’s data security requirements and policies as provided to the Supplier in writing from time to time together with all applicable Laws (including data privacy Laws), including any changes to XL's data security requirements and policies made to comply with any changes in the applicable Laws, at no cost to XL;

(b)
to the extent that XL Data is in the control of the Supplier, prohibit and prevent any person who does not have the appropriate level of security clearance from gaining access to XL Data that is in the possession of the Supplier and all the Supplier Personnel, including by ensuring there are suitable access controls and security procedures at any facility where XL Data is present (and whether the facility is owned or operated by the Supplier or any permitted subcontractor); and

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(c)
notify XL immediately and comply with all directions of XL if the Supplier becomes aware of any contravention of this clause (provided that nothing in this clause limits XL’s rights in relation to any such non-compliance).

24.4	XL to pay
Where XL changes its data security requirements and policies and such change:

(a)	is not required by any applicable Law; or

(b)	goes beyond what is required by any applicable Law
then the Supplier will only be required to use commercially reasonable endeavours to comply with those changed requirements and policies at no cost to XL.
If having used its commercially reasonable endeavours, the Supplier is unable to comply with those changed data security requirements and policies at no cost to XL, it may submit a Change Request.

24.5	Advice on better procedures
The Supplier must regularly advise XL of other practices, procedures and safeguards with respect to security where those practices, procedures and safeguards are of a higher standard than those contemplated in this agreement.

25	Termination

25.1	Termination by XL
XL may terminate this agreement (in whole or in part) without incurring liability to the Supplier:

(a)	subject to clause 25.4(a), on not less than 90 days prior written notice to the Supplier for any reason, such notice to take effect no earlier than 30 days after Final Acceptance of Release 1;

(b)	if a Change In Control of the Supplier occurs that results in the Supplier or any of the Supplier Group being controlled by:

(i)	a competitor of XL or the competitor’s parent company or its subsidiary company; or

(ii)	a company who conducts illegal business activities according to Indonesian laws and regulations, by giving written notice effective immediately;

(c)	if any Force Majeure Event affecting either Party continues for a period of not less than 30 days, by giving written notice effective immediately; or

(d)	as otherwise set out in this agreement.

25.2	Termination by either Party
Either Party may terminate this agreement (in whole or in part) by giving written notice if:

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(a)
the other Party is in material breach of this agreement, provided if the breach is capable of remedy, the other Party must give written notice of such breach and a period of 30 calendar days from the said notice to remedy such breach; or

(b)	an Insolvency Event occurs in relation to the other Party.

25.3	Other Rights of termination
Nothing in this clause 25 limits any other express right of termination set out in this agreement. The Parties agree to waive any rights that any Party may have pursuant to the provisions of Article 1266 of the Indonesian Civil Code, to the extent that prior judicial approval is required for cancellation of this agreement or early termination of this agreement.

25.4	Consequences of termination

(a)	Termination Fees. If XL terminates for its convenience under clause 25.1(a), it shall pay the Supplier a termination fee as set forth in clause 14.4 of the LA.

(b)	On expiry or termination of this agreement:

(i)	except for termination by the Supplier due to XL’s breach, the Supplier must immediately refund any amount paid for any unused period of Services on a pro rata basis;

(ii)
each Party must promptly return, and must ensure that its Personnel promptly return, any Confidential Information of the other Party in its possession, custody or control, provided that nothing in this clause shall require XL to return the Hardware or to return any Third Party Software;

(iii)	the Supplier must promptly:

(A)	return to XL any Issued Property, XL Data, XL Materials and XL Third Party Content in its possession, custody or control;

(B)	transfer the Third Party Software licences (not already transferred) to XL at no additional cost to XL; and

(C)	vacate the Sites; and

(iv)
the Supplier shall co-operate with XL in the migration of the Services back to XL or to any replacement supplier in accordance with the Exit Plan. The Supplier will update the Exit Plan from time to time during the term of this agreement to reflect Changes to the System and Services, such updated version to be subject to the written approval of XL.

(c)
Termination of this agreement will not affect any accrued rights or liabilities of either Party, or any provision of this agreement which is expressly or by implication intended to come into or continue in force on or after such termination.

(d)
Clauses 4, 16.3, 16.4, 17, 19, 21.1(a), 21.1(e), 21.1(f)22 to 25 (inclusive), 28 to 34 (inclusive), 38.1, 38.2, 38.3, 38.4, 38.5 and 39 and any other obligations which are expressed to, or by their nature, survive expiry or termination of this agreement, will survive expiry or termination of this agreement and are enforceable at any time at law or in equity.

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(e)	The provisions of this agreement survive expiry or termination of this agreement to the extent necessary to give effect to clause 25.4(c)

26	Sub-contracting/Assignment

26.1	Subcontracting by Supplier

(a)
The Supplier must not subcontract any of its obligations under this agreement without XL’s prior written consent. For the avoidance of doubt, the appointment of the subcontractors listed in Schedule 2 are subject to the separate prior written consent of XL in accordance with this clause and their inclusion in Schedule 2 shall not be deemed to be consent by XL.

(b)	XL’s consent may be subject to any conditions which XL in its reasonable discretion imposes.

(c)	Any consent by XL to subcontract any of the Supplier’s obligations under this agreement does not relieve the Supplier from any of its liabilities or obligations under this agreement.

(d)
Despite consent by XL to subcontract, the Supplier is liable for any act or omission, default or negligence of any subcontractor or any employee or agent of the subcontractor as if it were the act, omission, default or negligence of the Supplier.

26.2	Assignment and novation

(a)	XL may at any time and with prior written consent of the Supplier:

(i)	assign, novate, subcontract or otherwise transfer all or any part of its rights or liabilities under this agreement to any person; or

(ii)	novate, sublicense or otherwise transfer all or any part of its rights or liabilities under this agreement to:

(A)
any person which, on the Commencement Date or the date on which such novation, sublicence or transfer is effective, is a member of the XL Group (even if such person ceases to be a member of the XL Group at a later date, if such transfer is for the purpose of providing services to the XL Group);

(B)	any contractor, agent or Third Party service provider of XL for the purpose of providing services to XL; or

(C)	the purchaser of any business or assets of the XL Group in connection with which the System and/or Services is used by XL, such consent not to be unreasonably withheld or delayed or to be subject to the payment of any fee.

(b)	The Supplier must execute any document reasonably required by XL to give effect to any assignment, subcontracting, novation, sublicence or other transfer contemplated by clause 26.2(a).

(c)	The Supplier must not assign, novate, sublicense or otherwise transfer its rights under this agreement without XL’s prior written consent except to another member

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of the Supplier Group that is providing services to XL under the LA or the Development Work Agreement or an Indonesian entity that would provide Services under this agreement.

27	Change Request Procedure

(a)
XL may at any time request a Change. If the Supplier receives a written request for a Change, or if the Supplier wishes to, at any time, recommend a Change, it must submit to XL a Change Request in a format required by XL from time to time. If in response to XL’s written request, the CR must be submitted within 5 Business Days of such request, or as otherwise agreed.

(b)
The Supplier may only propose an increase in Price as a result of a proposed Change if the proposed Change requires increased Supplier resources. Any increase in the Price proposed by the Supplier in any CR must be reasonable and priced using the time and material rates set out in Schedule 8.

(c)
Upon receipt of a CR, XL may evaluate, discuss and negotiate the CR with the Supplier and, before the date the CR expires, may accept the CR (including as modified by agreement between the Parties during negotiation), in which case both Parties will sign the accepted CR to indicate their agreement and the subject matter of the System and/or Services (including the Price and/or the Specifications, as the case may be) will be varied as set out in the accepted CR.

(d)
Neither Party shall unreasonably withhold its agreement to any CR, provided that XL shall not be obliged to agree to any Change increasing the Price, or requiring XL to incur any material expenditure, disruption or interference.

(e)
If the Parties do not reach an agreement on any CR, in accordance with clauses 27(a) to 27(d), due to the Change increasing the Price, XL may temporarily set the value of the Change to the reasonable value determined by XL using the time and material rates set out in Schedule 8, subject to a final determination through the Dispute resolution procedures set out in clause 29.

(f)
Despite any other provision of this agreement, any work undertaken by the Supplier, its sub-contractors or agents which has not been authorised in advance of a Change in accordance with this clause shall be undertaken entirely at the risk, expense and liability of the Supplier.

28	Notices

(a)
Any notice, direction or other communication given under this agreement must be in writing and may be given by hand, recognized international courier, or facsimile to the Party’s address for service of notices set out in items 3 and 4 of Schedule 2 (as the case may be).

(b)	A notice, direction or other communication is taken to have been received:

(i)	if delivered by hand to the receiver, at the time of delivery;

(ii)	if sent by courier, upon confirmed delivery;

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(iii)
if given by facsimile, on receipt by the sender of a confirmation message from the receiver or confirmation answerback code of the receiver, except where the receiver notifies the sender of an incomplete transmission.

29	Dispute resolution

29.1	Dispute Procedures
If a Dispute under this agreement arises:

(a)	the Party claiming that a Dispute has arisen must give notice to the other Party indicating the nature of the Dispute (Notice of Dispute);

(b)
within 5 Business Days of receipt of the Notice of Dispute, a senior representative of each Party must meet and attempt to resolve the Dispute within 10 Business Days of receipt of the Notice of Dispute;

(c)
if the Parties fail to resolve the Dispute within 10 Business Days of the receipt of the Notice of Dispute, the chief information technology officer of each Party (or his or her nominee) must meet and attempt to resolve the Dispute within 15 Business Days of receipt of the Notice of Dispute;

(d)	if the Parties fail to resolve the Dispute within 15 Business Days of receipt of the Notice of Dispute, the Parties may seek arbitration under clause 29.5 to resolve the Dispute.

29.2	Communications without prejudice
Communications between the Parties during the process set out in clause 29.1, whether oral or in writing, will be confidential and will not be admissible as evidence in any legal process unless in writing and signed by both Parties.

29.3	Continued performance of the agreement
Despite the existence of a Dispute, the Parties must continue to perform their respective obligations under the agreement, except where there is a non-payment event by XL for a period more than 60 days the Supplier shall, unless the non-payment is due to a Dispute to which the non-payment relates, have a right to suspend the Services until such non-payment is remedied.

29.4	Urgent relief
Nothing in this clause 29 prevents a Party issuing proceedings where the only relief sought is urgent injunctive or urgent declaratory relief.

29.5	Arbitration
Any dispute, controversy or claim arising out of or relating to this agreement, or the breach, termination or invalidity of this agreement, shall be resolved by binding arbitration in Singapore. The following apply to the arbitration:

(a)	The then-current Singapore International Arbitration Centre (“SIAC”) rules will apply;

(b)	The arbitration will in Singapore and administered by SIAC;

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(c)	The appointing authority shall be the Chairman or Deputy Chairman of SIAC;

(d)	The number of arbitrators shall be one;

(e)	The language to be used in the arbitral proceedings shall be English;

(f)
The award of the arbitrators will be final and binding on the Parties and will not be subject to appeal. An order confirming the award of a judgment upon the award may be entered in any Court having jurisdiction. Fees and expenses of the arbitrators will be borne by the Parties in proportions determined by the arbitrator.

30	Force Majeure

30.1	Non-Performance Due to Force Majeure
Non-performance by either XL or the Supplier of any of its obligations under this agreement must be excused during the time and to the extent that performance is prevented, wholly or in part, by a Force Majeure Event.

30.2	Conditions

(a)	The Party claiming the benefit of a Force Majeure Event (Force Majeure party) must:

(i)	promptly give notice to the other Party specifying the cause and extent of its inability to perform any of its obligations under this agreement and the likely duration of such non-performance;

(ii)	take all reasonable steps to remedy or mitigate the effects of the Force Majeure Event; and

(iii)	keep the other Party informed both at reasonable intervals and upon request by the other Party, of;

(A)	the likely duration of the Force Majeure Event;

(B)	the action proposed to be taken by the Force Majeure party in complying with its obligations under clause 30.2(a)(ii);

(C)	the cessation of the Force Majeure Event or the successful mitigation or minimisation of the effects of the Force Majeure Event; and

(D)	any other matter that other Party may reasonably request in connection with the Force Majeure Event.

(b)
The Parties will, within 10 days of the Force Majeure party’s notice under clause 30.2(a)(i), meet to discuss and outline measures or actions which each will take to alleviate or minimise the effect of the Force Majeure Event, such meetings to occur at appropriate regular intervals.

30.3	Abatement of Force Majeure

(a)	Performance of any obligation affected by a Force Majeure Event must be resumed as soon as reasonably possible after the termination or abatement of the Force Majeure Event.

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(b)	If due to a Force Majeure Event, the Force Majeure party is unable to perform any of its obligations under this agreement for a continuous period of 30 days:

(i)	either Party may immediately terminate this agreement under clause 25.1(c); or

(ii)
the Parties may agree to negotiate and effect suitable amendments to this agreement, provided that if the Parties are unable to reach any such agreement within 5 Business Days from the expiration of the above 30 day period, XL may serve notice on the Supplier to immediately terminate this agreement.

(c)
Termination of this agreement under this clause does not prejudice the rights of XL or the Supplier against each other in respect of any matter or thing occurring under this agreement prior to the Force Majeure Event.

31	Liability limits

31.1	Supplier Liability

(a)
Subject to clause 31.3, the maximum aggregate liability of the Supplier for all Loss and Claims under or in connection with this agreement or its subject matter, regardless of whether such liability is based on breach of contract, tort (including negligence), equity, under statute, or otherwise, is limited to the higher of the amount paid and payable by XL under this agreement and US$ 5 million.

(b)
The limitation in clause 31.1(a) does not apply in relation to liability for Loss or Claims in respect of which the Supplier is, under this agreement, required to obtain insurance, provided that any liability of the Supplier to XL for such loss, damage or claim will not exceed the higher of:

(i)	the limitation in clause 31.1(a); and

(ii)	the amount of insurance cover the Supplier is required to carry in respect of such liability.

31.2	XL Liability
Subject to clause 31.3, the maximum aggregate liability of XL for all Loss and Claims under or in connection with this agreement or its subject matter, regardless of whether such liability is based on breach of contract, tort (including negligence), equity, under statute, or otherwise, is limited to the amounts set out in clause 31.1(a).

31.3	Exceptions
Clauses 31.1 and 31.2 do not limit:

(a)	either Party’s liability in relation to Loss of tangible property, personal injury, sickness or death;

(b)	either Party’s liability for any wilful breach of this agreement;

(c)	either Party’s liability for Loss arising from any act or omission of fraud, dishonesty, misrepresentation or misleading and deceptive conduct by the Party; or

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(d)	either Party’s liability:

(i)	for violation of the other Party’s Intellectual Property Rights;

(ii)	for violation of any Law or XL Regulatory Obligation;

(iii)	under any indemnity granted by it under this agreement; and/or

(iv)	for any breach of clauses 23 or 24.

31.4
Except for claims relating to the matters referred to under clause 31.3 (d), but excluding 31.3(d)(iii), neither Party shall be liable for consequential, incidental, special or punitive damages or for loss of revenue or profit in connection with the performance or failure to perform this agreement, whether foreseeable or unforeseeable, even if such Party has been advised of the possibility of such damages.

32	Insurance

32.1	Required Policies

(a)
During the term of this agreement, and for a period of two years thereafter in the case of policies written on a “claims made” basis, the Supplier must maintain in force, with a reputable and financially sound insurance company, at least the following insurance policies (Required Policies):

(i)	commercial general liability insurance in an amount of US $5 million per event; and

(ii)	professional indemnity insurance in an amount of US $5 million per claim.
If for any reason an insurer cancels, or fails or declines to renew, a Required Policy then the Supplier must, at its own cost, immediately purchase a replacement policy containing substantially the same terms as the Required Policy.

32.2	General insurance requirements

(a)	The commercial general liability insurance policy required under clause 32.1(a)(i) must:

(i)	be primary as to the Supplier’s (or its subcontractor’s) negligence (as the case may be), and non-contributing with respect to any other insurance or self-insurance that XL may maintain;

(ii)	name XL as an additional named insured;

(iii)	require the insurer to notify XL in writing at least 45 days in advance of cancellation or deterioration to the policy; and

(iv)	include a waiver of all rights of subrogation against XL.

(b)
The Supplier must cause its insurers to issue to XL within 10 days of a request to do so, and on each policy renewal date, certificates of insurance evidencing that the coverage and policy endorsements required by this clause 32 are in effect.

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32.3	Notice of potential claims
The Supplier must, as soon as practicable, notify XL in writing of the occurrence of any event that may give rise to a claim related to this agreement under any policy of insurance effected or maintained under this agreement period. The Supplier must keep XL informed of all subsequent action and developments concerning the claim.

32.4	Failure of Supplier to insure
If the Supplier fails to:

(a)	effect or to maintain any of the insurances set out in clauses 32.1;

(b)	have any subcontractor or assignee effect or maintain any insurances; or

(c)	provide evidence of insurance as required by clause 32.2(b);
then XL may at the Supplier’s cost:

(i)	effect and maintain that insurance;

(ii)	pay the necessary premiums; and

(iii)	recover from the Supplier the amount so paid under clause (ii) or otherwise in accordance with this agreement, until the Supplier has complied with its obligations under this clause 32.

33	Compliance with Laws

33.1	The Supplier must:

(a)	comply with all Laws and XL Regulatory Obligations applicable to the performance of its obligations under this agreement; and

(b)	obtain and maintain any licences, authorisations, consents, approvals and permits required by applicable Laws and XL Regulatory Obligations to perform its obligations under this agreement.
The Supplier will be responsible for any fines and penalties arising from any noncompliance by the Supplier with any Law or XL Regulatory Obligations applicable to the performance of its obligations under this agreement except to the extent such noncompliance was caused by an act or omission of XL.

33.2
XL must comply with all Laws and XL Regulatory Obligations applicable to the performance of its obligations under this agreement. XL will be responsible for any fines and penalties arising from any noncompliance by XL with any Law or XL Regulatory Obligation relating to XL's use of the System or Services except to the extent such noncompliance was caused by an act or omission of the Supplier.

33.3	Changes in Law.
XL will use commercially reasonable efforts to notify the Supplier of any changes in Law about which it is aware that relate to the Supplier's supply of the System or performance of the Services or XL's use of the System or Services. If any change in Law prevents the

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Supplier from performing its obligations under this agreement, the Supplier will use commercially reasonable efforts to develop and implement a suitable workaround until such time as the Supplier can perform its obligations under this agreement without such workaround.

34	Audit and records

34.1	Proper records to be kept
Each Party must keep full and proper books of accounts and records showing clearly all transactions to which this agreement relates for a period of 5 years following expiry or termination of this agreement, or longer if required by Law or XL Regulatory Obligations.

34.2	Audit rights

(a)
XL has the right no more than once a year to audit and inspect, and appoint one or more Auditors to audit and inspect, any premises, systems, documents, records, practices, data and matters as it reasonably requests.

(b)
The Supplier has the right no more than once a year to audit and inspect, and appoint one or more Auditors to audit and inspect, documents, records, data and matters as it reasonably requests related to fees due under this agreement.

(c)	Each Party must permit the audits and inspections referred to in clause 34.2(a) and (b).

34.3	Auditors
For the purposes of this clause 34, “Auditors” are any internal or external auditors which a Party nominates in writing from time to time, provided if an Auditor is not an employee of the Party undertaking the audit then the Auditor must sign a non-disclosure agreement as reasonably required by the Party to be audited.

34.4	Audit
If requested by a Party or any Auditor, the other Party must answer any questions reasonably relating to the audit or inspection in writing.

34.5	Assistance
A Party must provide all reasonable assistance required by the other Party or any Auditor relating to the audit or inspection in writing.

34.6	Discrepancies
If an audit or inspection reveals any breach of this agreement by a Party, then the Party must take remedial action including complying with any reasonable directions or instructions from the other Party.

34.7	Costs of the audit

(a)	Subject to clause 34.7(d), each Party will bear its own costs associated with audits and inspections.

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(b)
If an audit or inspection reveals that the Supplier has overcharged or been underpaid or materially breached this agreement, the Supplier will be responsible for promptly paying an overcharge to XL and XL will be responsible for paying an underpayment.

(c)	If any audit reveals that the Supplier’s invoices for the audited period are not correct for such period:

(i)	the Supplier must promptly reimburse XL for the amount of any overcharges; or

(ii)	XL must promptly pay to the Supplier the amount of any undercharges, as the case may be.

(d)	If:

(i)	the Supplier is responsible for paying an overcharge to XL under clauses 34.7(b) or (c), then the Supplier will bear all costs of the Supplier and XL associated with the audit or inspection; and

(ii)	XL is responsible for paying an underpayment under clauses 34.7(b) or (c), then XL will bear all costs of the Supplier and XL associated with the audit or inspection.

34.8	Security Audit

(a)
The Supplier must ensure that any non-XL premises used by the Supplier for the storage or handling of the System or any component of the System to be delivered to XL (Premises) are reasonably secure. The Supplier will give XL access to the Premises, for the purpose of enabling XL to review the security of such Premises.

35	Interfaces

(a)
The Supplier must provide to XL, without charge, full details of all interfaces in the Specifications and changes to the System for use by XL and its Third Party suppliers, sub-contractors and distributors (including any necessary licences to copy or use such interfaces) for the purpose of enabling XL’s or XL’s Third Party suppliers’, sub-contractors’ and distributors’ equipment, hardware, firmware or software to interface with the System.

(b)	The Supplier must provide, without charge, verification of such interfaces to XL’s Third Party suppliers, sub-contractors and distributors as may be requested by XL.

(c)	In relation to interfaces which are not open, the Supplier must use reasonable endeavours to ensure that it is permitted to share information with XL.

36	Co-operation with Third Parties

(a)	Subject to a mutually agreed non-disclosure agreement with the applicable Third Party, the Supplier must:

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(i)	co-operate with any Third Parties retained by XL to provide it with goods or services and provide such Third Parties access to and use of the System and Services;

(ii)	comply with all other reasonable directions of XL with respect to such Third Parties;

(iii)	if required by XL, develop joint planning and collaboration with any such Third Party;

(iv)
provide any information regarding the System, Documentation and Services, its constraints, protocols, interfaces, architecture and other operating parameters that any such Third Party would find reasonably necessary for the activities they must perform of the deliverable to be provided;

(v)	if required by XL, liaise with representatives of any such Third Party to ensure they perform the activities that XL has engaged them to do;

(vi)	identify and define the activities and deliverables required by any such Third Party and the timeframes within which the activities must be performed or the deliverable must be provided;

(vii)	notify XL of the activities any such Third Party retained by XL are required to perform and the deliverables they are required to provide in a timely manner;

(viii)	escalate any issues with the performance of any such Third Party, when they become aware of any related circumstances; and

(ix)	provide any reasonable assistance to XL necessary to resolve any issues with any such Third Party escalated by XL.

(b)
The Supplier must not, and must ensure that its Personnel do not, interfere with or disrupt, delay or hinder XL, other contractors, subcontractors, consultants and other persons engaged by XL, or prevent them from carrying out their work or cause them to incur additional cost.

37	Personnel

37.1	Key Personnel

(a)	The Supplier must ensure that the Key Personnel are dedicated to the full extent necessary to enable the performance of its obligations under this agreement.

(b)	Upon becoming aware that any Key Personnel will not be available, the Supplier must:

(i)	notify XL immediately; and

(ii)	provide replacement Personnel reasonably acceptable to XL at no additional charge and at the earliest opportunity.

37.2	Removal of Personnel
XL may, at its absolute discretion, request the removal of any Personnel performing services at the Sites or other XL facilities. The Supplier must remove such Personnel and

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provide a replacement reasonably acceptable to XL, at no additional charge, and at the earliest opportunity.

38	Indemnities

38.1	Supplier's indemnities

(a)	The Supplier indemnifies and holds each of the Indemnified Parties harmless on demand in respect of any Claim or Loss arising out of or suffered in connection with:

(i)	any breach of Law or XL Regulatory Obligation by the Supplier or its Personnel;

(ii)	any fraudulent act or omission of the Supplier or its Personnel, or any other person for whose acts or omissions the Supplier may be vicariously liable;

(iii)
any failure of the Supplier to comply with, or ensure that all Personnel (including subcontractors) engaged in respect of the supply of the System or Services comply with, all occupational health and safety and IT and data security legislation, regulations and codes of practice (including XL’s security, IT and data security and health and safety policies);

(iv)
any Claim for injury, death or damage to any real or personal property arising out of or in connection with the acts or omissions of the Supplier or its Personnel whilst carrying out their duties pursuant to this agreement;

(v)
any Loss or Claim arising out of or in connection with an act or omission of the Supplier, any member of the Supplier’s Group or its or their Personnel relating to its or their access to, or use of, the Sites;

(vi)	any Claim by any Third Party arising out of a breach of this agreement by the Supplier;

(vii)	any Claim by any Third Party that:

(A)	the assignment or grant or exercise of any licence of any Intellectual Property Rights under this agreement; or

(B)	the supply or Use of the System or Documentation; or

(C)	the supply, receipt or use of the Services,
infringes the Intellectual Property Rights, Moral Rights or any other rights of any person (IPR Claim); and

(viii)	any breach of any obligation of confidence or privacy by the Supplier or its Personnel.

(b)
The Supplier will have no liability to indemnify XL in respect of any IPR Claim to the extent such claim is caused by: (i) a modification to the System by a Person other than the Supplier Group or with its express approval; or (ii) use of the System or the Services in breach of this agreement or (b) based on IPR claims to Hardware and Third Party Software unless the claim relates to the use of such Hardware and Third Party Software in conjunction with the Supplier’s Software. The Supplier shall provide copies of the relevant Third Party warranties to XL

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within 5 Business Days of the Commencement Date or (if later) within 5 Business Days following receipt of the warranties from the relevant Third Party.

38.2	Conduct of indemnified Claims

(a)	If a Claim to which clause 38.1 applies is made against XL, the following procedures apply:

(i)	XL must give the Supplier written notice of the Claim;

(ii)	XL must provide the Supplier with such assistance as it reasonably requests in conducting the defence of the Claim at the Supplier’s expense; and

(iii)	the Supplier may elect to have control of the defence of proceedings relating to the Claim and all negotiations for its settlement.

(b)
Failure by XL to comply with the indemnification procedures in this clause 38.2 does not relieve the Supplier of any obligation to indemnify XL under this agreement in respect of any Claim unless and then only to the extent such failure related to clause 38.2(a)(i) materially prejudices the defence of the Claim.

(c)	If the Supplier exercises its option under clause 38.2(a)(iii), the Supplier must:

(i)	conduct the defence of any proceedings relating to the Claim diligently using competent counsel and in such a way as not to bring the reputation of the XL Group into disrepute;

(ii)	consult with XL and keep XL informed of all material matters;

(iii)	obtain XL’s prior written approval before any settlement is made in respect of the Claim; and

(iv)	comply at all times with any reasonable direction given by XL.

(d)	If the Supplier fails to exercise its option under clause 38.2(a)(iii), XL may defend the Claim at the Supplier’s expense in such manner as it may deem appropriate.

38.3	Further obligations regarding IPR Claims
If an IPR Claim is made and XL is prevented from using the System or Documentation or receiving or using the Services, the Supplier must, at no cost to XL and without prejudice to the Supplier’s obligations under clause 38.2:

(a)
procure for XL the right to continue to Use the System or use the Documentation or Services or that part of the System, Documentation or Services (as the case may be) that is or are affected by the IPR Claim in accordance with the terms of this agreement; or

(b)
replace or modify the System, Documentation or Services or that part of the System, Documentation or Services (as the case may be) that is or are affected by the IPR Claim in a manner acceptable to XL and ensuring that:

(i)	there is no adverse effect on the functionality or performance of the System, Documentation and/or Services;

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(ii)	the modified or replaced System, Documentation and/or Services (as the case may be) does not have an adverse effect on the XL systems or telecommunications networks; and

(iii)	the modified or replaced System, Documentation and/or Services (as the case may be) complies with the requirements of this agreement.

38.4	XL’s Indemnities

(a)	XL indemnifies and holds the Supplier and its Personnel harmless in respect of any Loss suffered in connection with:

(i)	any breach of Law or XL Regulatory Obligation arising out of any breach of this agreement by XL;

(ii)	any fraudulent act or omission of XL or its Personnel;

(iii)	any Claim by any Third Party arising out of a breach of this agreement by XL;

(iv)	any Claim by any Third Party that any XL Materials or XL Content infringes the Intellectual Property Rights, Moral Rights or any other rights of any person;

(v)	in connection with any breach of any obligation of confidence or privacy by XL;

(vi)
any Claim for injury, death or damage to any real or personal property arising out of or in connection with the acts or omissions of XL or its Personnel whilst carrying out their duties pursuant to and in accordance with this agreement; and

(vii)
any Loss or Claim arising out of or in connection with an act or omission of the XL or its Personnel relating to the Sites that is not within the scope of the Supplier’s indemnity under clause 38.1(a)(v).

38.5	Conduct of indemnified Claims

(a)	If a Claim to which clause 38.4 applies is made against the Supplier, the following procedures apply:

(i)	the Supplier must give XL written notice of the Claim;

(ii)	the Supplier must provide XL with such assistance as it reasonably requests in conducting the defence of the Claim at XL’s expense; and

(iii)	XL may elect to have control of the defence of proceedings relating to the Claim and all negotiations for its settlement.

(b)
Failure by the Supplier to comply with the indemnification procedures in this clause 38.5 does not relieve XL of any obligation to indemnify the Supplier under this agreement in respect of any Claim unless and then only to the extent such failure materially prejudices the defence of the Claim.

(c)	If XL exercises its option under clause 38.5(a)(iii), XL must:

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(i)	conduct the defence of any proceedings relating to the Claim diligently using competent counsel and in such a way as not to bring the reputation of the Supplier Group into disrepute;

(ii)	consult with the Supplier and keep the Supplier informed of all material matters;

(iii)	obtain the Supplier’s prior written approval before any settlement is made in respect of the Claim; and

(iv)	comply at all times with any reasonable direction given by the Supplier.

(d)	If XL fails to exercise its option under clause 38.5(a)(iii), the Supplier may defend the Claim at XL’s expense in such manner as it may deem appropriate.

39	General

(a)
Save in the case of a fraudulent misrepresentation, this agreement (and the documents referred to in it) and the Development Work Agreement and the Software Licence and Maintenance Agreement constitute the entire agreement and understanding of the Parties and supersede any previous agreement or understanding between the Parties relating to the same subject matter.

(b)
A waiver of a breach of any of these terms and conditions or of a default under this agreement does not constitute a waiver of any other breach or default and shall not affect any other terms and conditions.

(c)	The rights and remedies provided by this agreement are cumulative and (subject as otherwise provided in this agreement) are not exclusive of any rights or remedies provided by Law.

(d)
This agreement is severable in that if any provision is determined to be illegal or unenforceable by any court of competent jurisdiction such provision shall be deemed to have been deleted without affecting the remaining provisions of these terms and conditions and the Parties will negotiate in good faith to modify any such provision so that to the greatest extent possible they achieve the same effect as would have been achieved by the invalid or unenforceable provision.

(e)	The agreement is governed by the Laws of the place set out in item 5(a) of Schedule 2.

(f)
Neither Party nor any of its officers, directors, employees, agents or other representatives has performed or will perform any of the following acts in connection with this agreement, or any services performed or compensation paid under this agreement, or any other transactions involving the business interests of the other Party: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a Third Party, to any official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political

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party to affect or influence any act or decision thereof or (iii) securing any improper advantage.

(g)	This agreement may be varied only by a written instrument signed by hand and in ink by a duly authorised officer or other representative of each of the Parties.

(h)
Nothing in this agreement is intended to operate to create a partnership, joint venture or agency of any kind between the Parties, and (except to the extent the Supplier is expressly authorised under this agreement or in writing by XL) neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way.

(i)
This agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original and all the counterparts, together shall constitute one and the same instrument.

(j)
Except for the Indemnified Parties and the rights expressed as being for the benefit of the XL Group in this agreement, a person who is not a Party has no rights to enforce, or to enjoy the benefit of, any provision of this agreement.

(k)
The Supplier shall take all necessary steps and co-operate fully with XL to ensure that XL obtains the full benefit of this agreement and shall execute such documents and take such other steps (or procure other necessary Parties to take such steps) as are necessary or appropriate for vesting in XL all its rights and interests in this agreement and the full benefit of this agreement.

(l)
All expenses incurred by or on behalf of the Parties, including all fees of professional advisers employed by either of the Parties in connection with the negotiation, preparation and execution of this agreement, shall be borne solely by the Party which incurred them.

40	Contract Management

40.1	Each Party shall appoint, and maintain during the term of the Integration Services, the Initial Term and any Renewal Term, a suitably qualified and experienced person as Contract Manager.

40.2	Each Contract Manager shall:

(a)	serve as the primary point of contact with the other Party;

(b)	be responsible for:

(i)	co-ordinating and managing the performance of his or her appointing Party’s obligations; and

(ii)	monitoring the other Party’s performance under this agreement.

40.3	The Contract Managers shall meet at least monthly to discuss the System and the Services, including:

(a)	the achievement of the Service Levels and any Service Rebates payable;

(b)	compliance with the terms of this agreement; and

page | 44

(c)	any issue of concern or interest to either Party.

40.4	The Supplier’s Contract Manager shall record the minutes of each monthly meeting and shall submit these to XL for its written approval within 48 hours of each meeting.

40.5
Without limiting any of the Supplier’s other obligations under this agreement, as part of the Services the Supplier shall utilise and implement such tools and procedures as are reasonably necessary to:

(a)	monitor, manage, measure and report on the performance of the Services in relation to the Service Levels and otherwise in accordance with this agreement; and

(b)	detect, prevent, minimise and remedy any problems with, or disruption to, the Services.

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Schedule 1 —
    Dictionary

1	Dictionary
In this agreement:
Act of Prevention means:

(a)	a failure by XL to perform a task or other prerequisite set forth in the Project Plan or the Responsibilities Matrix;

(b)	any act or omission by XL or its agents and suppliers or any member of the XL Group that is the direct cause of a delay;

(c)	an XL directed action performed by the Supplier in accordance with XL’s instructions, which is the direct cause of the delay.
agreement means this agreement together with its schedules and exhibit.
Aggregate Information means information about habits, usage patterns, and/or demographics of Users that does not indicate or reveal the identity of any particular User, and includes, without limitation, Users’ selection of services and other transaction-related information.
Auditor has the meaning given to it in clause 34.3.
Business Day means a day on which banks are open for business in Jakarta, Indonesia, excluding a Saturday, Sunday or public holiday. Where this agreement requires the Supplier to act within 10 Business Days, the Supplier’s time period for acting shall be extended day for day for each day within the time period that is Saturday, Sunday or public holiday in the United States.
Change means a change (including addition or deletion) to the System or the Services, including to the Specifications.
Change In Control means in respect of the Supplier or a company which Controls the Supplier, the acquisition by an entity that is not a member of the Supplier Group of the voting rights attaching to 50% or more of the voting shares in the Supplier or a company which Controls the Supplier.
Change Request or CR means a written notice from the Supplier to XL describing a proposed Change (including the originator, price and timetable of the Change and the reason for the Change), the likely impact, if any, of the Change on other aspects of this agreement (including to the Key Milestone dates), and the period during which the CR may be accepted by XL (which must be reasonable), each to a level of detail that satisfies XL, acting reasonably.
Claim means any claim, action, proceeding or investigation of any nature or kind and includes the allegation of a claim.
Commencement Date means the date of this agreement as set out at the top of this agreement.

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Confidential Information of a Party means any information:

(a)	regarding the business or affairs of that Party or, in the case of XL, the XL Group, or, in the case of the Supplier, the Supplier Group;

(b)	regarding the customers, employees or contractors of, or other persons doing business with, that Party or, in the case of XL, the XL Group, or, in the case of the Supplier, the Supplier Group;

(c)	regarding the terms of this agreement, or the commercial arrangements between the Parties;

(d)	which is by its nature confidential or which is designated as confidential by that Party; or

(e)	which the other Party knows, or ought to know, is confidential.
Contract Manager means each of the contract managers identified as such in Schedule 2, or their successors as may be agreed in writing between the Parties.
Control means that a person possesses, directly or indirectly, the power to direct of cause the direction of the management and policies of the other person through the ownership of voting shares.
Date for Completion has the meaning given to it in clause 13.1(a).
Delivery Address has the meaning given to it in clause 7(a).
Development Work means the Services to be performed by Motricity, Inc. under the Development Work Agreement to customise, configure and modify the Standard Software to create the XL Specific Software.
Development Work Agreement means the agreement between XL and Motricity, Inc. dated 18 May 2010.
Disaster Recovery Procedures has the meaning given in clause 20(a).
Dispute means any dispute, difference or issue between the Parties concerning or arising out of or in connection with or relating to this agreement or the subject matter of this agreement or the breach, termination, validity, repudiation, rectification, frustration, operation or interpretation of this agreement and a reference to a Dispute, where the Dispute is partly resolved, refers to the unresolved part of the Dispute.
Documentation means the training manuals, user manuals, operating manuals and technical manuals and any other documentation set out in Schedule 4 and any other document which is necessary for the effective installation, operation, Use and maintenance of the System, whether in electronic form or otherwise.
Due Date for Acceptance has the meaning given to it in clause 13.2(a).
Exit Plan has the meaning given in clause 5.1(a)(vi).
Final Acceptance means, with respect to a Release, the Final Acceptance Date, and Finally Accepted will be construed accordingly.
Final Acceptance Certificate has the meaning given in clause 12.1(b).

Schedule 1 - Dictionary | page | 47

Final Acceptance Criteria means the specific criteria based on the Requirements that a Release of the System must meet in order to receive a Final Acceptance Criteria.
Final Acceptance Date means the date upon which a Final Acceptance Certificate for a Release is issued by XL or a Release is deemed fully accepted in accordance with clause 12.1(d).
Final Acceptance Period means the period referred to in clause 12.1(a).
Force Majeure Event means:

(a)
acts of god, war (whether declared or not) insurrections, or national emergency, sabotage, riot, natural disaster, failure of public infrastructure (such as power and telecommunications networks), or any governmental act or omission which could not have been avoided through the exercise of reasonable precautions or actions, but excluding:

(b)
a mechanical or electrical breakdown or failure of equipment, a lack of, or inability to use, money or available funds for any reason, strikes lockouts, industrial or labour disputes, work bans, blockades or picketing which does not affect the relevant industry or a substantial portion of it, failure of a sub-contractor or Third Party supplier to supply goods or services to the Supplier, a shortage of labour or materials.

Force Majeure party has the meaning given in clause 30.2(a).
Government Agency means any government or any government, semi-government, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity, and includes the Direktorat Jenderal Pos dan Telekomunikasi.
Hardware means the equipment (including any related firmware) to be supplied by the Supplier under this agreement, as described in Schedule 4, together with any and all replacement equipment or replacement parts supplied as part of the Support Services, and any related Documentation.
Indemnified Parties means XL, any member of the XL Group and its and their Personnel.
Initial Term has the meaning given in clause 14.1(b).
Insolvency Event means:

(a)	a Party suspends payment of its debts generally, or is or becomes unable to pay its debts when they are due, or is or becomes unable to pay its debts;

(b)	a Party enters into, or resolves to enter into, any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(c)	a Party ceases, or threatens to cease, to carry on business;

(d)
a receiver, receiver and manager, administrator, trustee or similar official is appointed over any of a Party's assets or undertakings, an application or order is made for the winding up or dissolution of a Party, or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a Party,

Schedule 1 - Dictionary | page | 48

except for the purpose of an amalgamation or reconstruction which has the other Party's prior consent.
Integration Services means the system design, supply, implementation, configuration, and integration of the System, together with data migration services, to be provided to XL under this agreement as detailed in Schedule 5.
Intellectual Property Rights means any industrial and intellectual property rights throughout the world and for the duration of the rights including:

(a)
any patents, copyright including future copyright, registered or unregistered trade marks or service marks, trade names, brand names, registered or unregistered designs, commercial names, circuit layouts, database rights;

(b)	methods, trade secrets, know-how, computer software, confidential information and scientific, technical and product information;

(c)	the right to apply for any industrial and intellectual property rights; and

(d)	any other similar or analogous rights and any intellectual or industrial rights whether now existing or which come into existence in the future.
IPR Claim has the meaning given in clause 38.1(a)(vii).
Issued Property means all property provided to the Supplier by or on behalf of XL under or in connection with this agreement but excludes for the avoidance of doubt the Supplier Standard Software and the XL Specific Software.
Key Personnel means each of the Personnel of the Supplier (if any) identified as “Key Personnel” or similar in item 1 of Schedule 2 and includes the Supplier’s Contract Manager and the Supplier’s project manager, System designer/architect and lead developer (or those persons filling analogous roles) for the period in which those roles are necessary, and any other Personnel as may be agreed between the Parties in writing as “Key Personnel” or similar.
Key Milestones has the meaning given to this in clause 5.1(a)(i)(B).
Law means any:

(e)	legislation, including regulations, determinations, by-laws, declarations, ministerial directions and other subordinate legislation;

(f)	common law;

(g)	Government Agency requirement or authorisation (including conditions in respect of any authorisation);

(h)	mandatory codes, standards and guidelines;

(i)	writ, order, injunction, or judgment; or

(j)	local government legislation, including regional plans, district plans, regulations, by-laws, declarations, ministerial directions and other subordinate legislation.
Loss means loss, damage, liability, charge, expense, outgoing or cost (including all legal and other professional costs on a full indemnity basis) of any nature or kind.

Schedule 1 - Dictionary | page | 49

Maintenance Release means a release of the Software which has been produced or supplied by the Supplier or any of the Supplier Group to correct errors or faults, or improve the operation of the Software by otherwise amending the Software (or any part of it).
Minimum Requirements has the meaning given in clause 5.1(b)(ii).
Moral Rights means:

(a)	any rights described in Article 6bis of the Berne Convention for the Protection of Literary and Artistic Works 1886 (as amended or revised from time to time) being “droit moral”; and

(b)	any other similar rights arising under any other law in Singapore or anywhere else in the world at any time.
Notice of Dispute has the meaning given to it in clause 29.1(a).
Outline Project Plan means the interim, outline project plan set out in Schedule 3, as referred to in clause 5.1(a).
Person or person includes any company, corporation, body corporate, politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated).
Personnel means, in relation to a Party, that Party’s directors, officers, employees, agents, contractors, subcontractors, group companies and affiliates, and employees of its agents, contractors and subcontractors.
Premises has the meaning given to it in clause 34.8.
Price means the price for the supply of the System, including licence fees and installation fees (where applicable) for the installed Software and the price of, or charges for, the supply of the Hardware and performance of the Services as set out and calculated in accordance with in Schedule 8.
Project Requirement Document has the meaning given in clause 5.
Project Plan has the meaning given in clause 5.1(a)(i).
Provisional Acceptance means with respect to a Release, the Provisional Acceptance Date.
Provisional Acceptance Certificate has the meaning given in clause 11.2.
Provisional Acceptance Date means the date upon which a Provisional Acceptance Certificate for a Release is issued by XL.
Provisional Acceptance Testing Plan has the meaning given in clause 5.1(a)(iv).
Provisional Acceptance Testing Procedure has the meaning given in clause 11.1.
Release means each release of the System as identified in the Project Plan and the Requirement Specifications.
Renewal Term has the meaning given in clause 14.1(b).

Schedule 1 - Dictionary | page | 50

Required Policies has the meaning given in clause 32.1(a), and Required Policy means any of them.
Requirement Specification means XL’s requirements for the System and Services, as set out in Schedule 4 (with regard to Hardware and Software), Schedule 5 (with regard to Integration Services), Schedule 6 (with regard to Training Services) and Schedule 7 (with regard to Support Services) including any Change thereto.
Requirements means the System must operate in a production environment during the Final Acceptance Period and at all times during that period meet the Final Acceptance Criteria and otherwise operate without material defect or fault in full compliance with the Specifications and the terms of this agreement.
Responsibilities Matrix means the table of that name set out in Schedule 5.
Service Disruption has the meaning given in clause 15(a).
Service Level Agreement means the service level agreement set out in Exhibit 1 to this agreement.
Service Levels means the service levels with regard to the Support Services and Systems set out in the Service Level Agreement.
Service Rebates means an amount calculated in accordance with the Service Level Agreement in respect of the failure by the Supplier to meet one or more Service Levels.
Services means any services which are provided to XL under this agreement, as set out in the Project Requirement Documents and Specifications or in other terms of this agreement, and includes the Integration Services, Support Services and Training Services, together with any other activities or tasks reasonably incidental to or directly connected with the obligations of the Supplier under this agreement.
Sites means the XL location(s) at which the System will be installed as specified in Schedule 2.
Software Licence and Maintenance Agreement or LA means the agreement of that name executed between XL and mCore International, Inc. on 18 May 2010.
Software means the software to be provided to XL by the Supplier under this agreement and the LA, including the Standard Software and the XL Specific Software, together with any and all software supplied as part of the Support Services, any Maintenance Releases, and any related Documentation.
Source Code means:

(a)	computer programs expressed in a source language or form which can be interpreted or compiled and then executed by a computer as commands; and

(b)	all documentation and tools reasonably required to enable a person having commercially available computer programming skills to read, understand and modify such computer programs.
Span of Control means areas of functionality that are under the direct control of the Supplier or other members of the Supplier Group. This includes functionality that is provided by external vendors or suppliers with whom the Supplier or another member of the Supplier Group has a contractual relationship, excluding real-time feeds. This

Schedule 1 - Dictionary | page | 51

excludes any provision of the Services or the System that is dependent on facilities, networks, connectivity, any acts and/or omissions of XL, wireless carriers, governmental entities, or other Third Parties over whom the Supplier or other members of the Supplier Group has no control or right of control and any faults involving XL Materials or XL Third Party Content.
Specifications means the Requirement Specification, the System Design and the Documentation.
Standard Interface means interfaces in the Specifications ***.
Standard Software means Supplier Standard Software and Third Party Standard Software.
Step-In has the meaning given in clause 15(h).
Supplier Group means the Supplier, a company which Controls the Supplier and companies under the Control of the Supplier or the company which Controls the Supplier from time to time, currently Motricity Pte Ltd., Motricity, Inc., mCore International, Inc.
Supplier Standard Software means that part of the Software being the Supplier’s software as set out in the LA , including any Maintenance Releases of that Software and any related Documentation made available to XL.
Support Services means the hosting, operation, management and support and maintenance of the System so that the System operates in accordance with the Specifications, to be provided to XL under this agreement, as detailed in Schedule 7.
System means the system to be supplied by the Supplier in accordance with this agreement, comprising:

(a)	the Software; and

(b)	the Hardware,
operating together and in a fully compatible and interoperable manner, together with the Documentation.
System Design has the meaning given to it in clause 5.1(a)(ii).
Third Party means any party other than XL or the Supplier.
Third Party Software means the software being licensed to the Supplier or to XL by a Third Party, not a member of the Supplier Group, as set out in Schedule 4, including any Maintenance Releases of that Software and any related Documentation made available to XL.
Training Plan has the meaning given in clause 5.1(a)(v).
Training Services means the training in the operation to the System to be provided to XL under this agreement, as detailed in Schedule 6, together with all training materials.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Schedule 1 - Dictionary | page | 52

Use includes install, load, execute, store, transmit, display, run, copy, distribute, support and maintain and otherwise utilise and anything reasonably incidental thereto.
User means any individual or corporate XL subscriber that accesses the System.
User Data means data generated in connection with a User’s use of the Services or otherwise exchanged between a User and XL, the Supplier or any Third Party in the course of using the Services and any data regarding a User’s use of the Services that is provided to the Supplier. User Data includes personal data or other personally identifiable information but excludes Aggregate Information.
Work Around Activities has the meaning given in clause 15(g)(ii).
Work Around Plan has the meaning given in clause 15(b).
XL Data means all data and information relating to XL or any member of the XL Group, and its operations, facilities, customers, clients, personnel, assets and programs in whatever form that information may exist and whether transmitted, entered into, stored in, generated by or processed as part of the performance of this agreement.
XL Group means XL, and companies under the Control of XL.
XL Regulatory Obligation means:

(a)	all obligations imposed upon XL or any member of the XL Group pursuant to any applicable Law from time to time; and

(b)
all obligations required to be complied with under any licence held by XL or any member of the XL Group, including any licence, permit or authorisation conditions and any applicable regulations, determinations, codes, guidelines, standards and any other regulatory instrument applicable to licences.

XL Specific Software means that part of the Software which is created as the result of Development Work pursuant to the Development Work Agreement, including any customisations, configurations or other modifications of any Standard Software, and any Maintenance Releases and related Documentation.
XL Materials means any text and graphical content supplied by XL to the Supplier for inclusion in the System or otherwise used in the Services, but for the avoidance of doubt does not include the XL Third Party Content.
XL Systems means the information systems, hardware and software in conjunction with which the System is required to operate, as listed in Schedule 4 as the same may be modified by XL from time to time.
XL Third Party Content means content or other materials that XL has licensed or otherwise obtained from a third party and that are included in the System or otherwise used for the Services.

Schedule 1 - Dictionary | page | 53

Warranties or Warranty means each of the warranties given by the Supplier to XL and described in clause 19 or elsewhere in this agreement.
Warranty Period means the period(s) set out in item 2 of Schedule 2 commencing on the Final Acceptance Date of Release 1.
Warranty Services means:

(a)
such services as the Supplier may have to perform from time to time during the Warranty Period (if any) in order to ensure that the System and Services and each component of the System and Services complies with the Warranties and includes the rectification of any defects in the System and Services notified to the Supplier by XL, or of which the Supplier otherwise becomes aware; and

(b)	such technical advice, assistance and support as XL reasonably requests in relation to the use and operation of that System and the Services and its components.

1.2	Interpretation
In this agreement, headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d)
a reference to a clause, Party, annexure, exhibit or schedule is (unless the context otherwise requires) a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(e)
a reference to a statute, regulation, proclamation, ordinance or by law includes all statutes, regulations, proclamations, ordinances or by laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by laws issued under that statute;

(f)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(g)	a reference to a Party in a document includes that Party’s successors and permitted assigns;

(h)	no provision of this agreement may be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this agreement or that provision;

(i)	a covenant or agreement on the part of 2 or more persons binds them jointly and severally;

Schedule 1 - Dictionary | page | 54

(j)	a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(k)	a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(l)
the words “include”, “includes”, “for example”, or “such as” are not used as, nor are they to be interpreted as, words of limitation, and, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind references to any clause, paragraph or schedule shall be a reference to a clause or paragraph of, or a schedule to, this agreement; and

(m)
a reference to monetary amounts (including to prices, amounts to be invoiced and payment to be made) are to United States Dollars unless otherwise stated. If an amount is specified in, or calculated under, this agreement in Indonesian Rupiah then the exchange rate mechanism set out in Schedule 8 shall apply.

1.3	Warranties separate
Each representation and Warranty contemplated by this agreement is to be construed independently of the others and is not limited by reference to any other representation or Warranty.

Schedule 1 - Dictionary | page | 55

Schedule 2 — Agreement details

1	Introduction
This Schedule 2 sets out the miscellaneous details relevant to the agreement and the System and Services.

2	Table of details

No.	Item	Details
1	Key Personnel (clause 37.1)	The parties will agree on Key Personnel at their first meeting after the Commencement Date (“Kick Off Meeting”)
2	Warranty Period (clause 19.2)	Software: *** Hardware: ***
3	Details for service of notices to XL: (clause 28)	Contact person:Head of Procurement PT XL Axiata Tbk. grha XL Jl. Mega Kuningan Lot. E4-7 No. 1 Kawasan Mega Kuningan Jakarta 12950 – Indonesia Fax: +62 21 579 59188

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 56

4	Details for service of notices to the Supplier: (clause 28)
Contact Person:
Tom Cheong
PT Motricity Indonesia
c/o Motricity, Pte, Ltd.,
Millenia Tower, 3 Temasek Avenue, Unit #27-01,
Singapore, Singapore 039190
Fax: +65-6549.7543

With copy to:
Motricity, Inc.
Attn: General Counsel
601 108th Ave. NE
Suite 800
Bellevue, WA 98004
+1 425-957-6201

5	Governing law of the agreement and Courts with jurisdiction (clause 39(e))	(a) Singapore (b) Singapore
6	Subcontractors (clause 26.1)	Aditi Technologies Pvt. Ltd. Perusahaan Perseroan (Persero) Pt Industri Telekomunikasi Indonesia, (“INTI”)
7	Contract Managers: Supplier XL	Contract Managers will be determined prior to the Kick Off Meeting
8	Sites
XL – Bandung Network Building
Soekarno Hatta 779
Bandung 40293
West Java
Indonesia
Tel (022) 733 5255
Fax (022) 733 5252

The data centre at the Site shall have adequate power, bandwidth, security and environment including a temperature of no more than 25 degrees Celsius and a relative humidity of no more than 40

Execution | page | 57

percent. XL acknowledges that the Supplier and its subcontractors will need access to the data centre and appropriate passwords in order to perform fault management and other services.

Execution | page | 58

Schedule 3 — Project Requirements Documents

1	Outline Project Plan
Delivery address for the System (clause 7): As notified by XL.
Key Milestones (clause 13.1) —Release I:

Key Milestones	Date for Completion of Key Milestones
PO issued by XL	May 18, 2010
Contracts executed	May 18, 2010
Project Requirement Documents draft to be provided (see clause 5.1(a))
Requirements Specification and other Project Requirement Documents to be finalized	June 11, 2010
Provisional Acceptance Certificate by XL (UAT)	November 2, 2010

The complete Project Plan, including either the Key Milestones for Releases 2 and 3 or the date upon which Key Milestones for Releases 2 and 3 will be agreed, will be agreed by the Parties and incorporated into this Schedule 3.
The Project Plan will include a phased launch as set forth in the XL MDS Integration Specification dated 4 May 2010 and incorporated into this Schedule 3 by reference. Scope for Release 2 and 3 is subject to change by agreement of the Parties, and the Parties agree that the Key Milestones for Releases 2 and 3 will be agreed in accordance with clause 5 of this agreement.
Release 1 will include the functionality set forth in Motricity’s Proposal (Release 1) Marketplace Capabilities dated 7 May 2010 and incorporated into this Schedule 3 by reference.

2	Dependencies

2.1	Assumptions, Dependencies & Risks

Execution | page | 59

(a)	Assumptions:
The Requirements Specifications are based on the following assumptions for Release 1:
***

(b)	Dependencies
The following dependencies are required to be fulfilled by XL in order to deliver against the Outline Project Plan for Release 1:
***
Risks. The following risks may impact project schedule if suitable mitigation measures are not available:
***

3	System Design
The complete System Design will be agreed by the Parties in accordance with clause 5 of this agreement and incorporated into this Schedule 3. The high-level functionality by Release is as follows:
The recommended solution is tailored to offer:

•	Compelling user experience that drives adoption and usage

***

•	Drive Sales

***

•	Consistent branding

***

•	High scalability and availability to support XL’s VAS revenue goals

***

The solution will be delivered in three separate Releases leveraging Motricity’s mCore platform.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 60

4	Provisional Acceptance Testing Plan
The Provisional Acceptance Testing Plan will be agreed by the Parties in accordance with clause 5 of this agreement and incorporated into this Schedule 3.
The Provisional Acceptance Testing Plan shall include requirements that data shall be accurate and complete when compared to XL current process.

5	Training Plan
The Training Plan will be agreed by the Parties in accordance with clause 5 of this agreement and incorporated into this Schedule 3.

6	Data Migration Plan
The Data Migration Plan will be agreed by the Parties in accordance with clause 5 of this agreement and incorporated into this Schedule 3.

7	Exit Plan
The Exit Plan will be agreed by the Parties in accordance with clause 5 of this agreement and incorporated into this Schedule 3.

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Schedule 4 — Requirement Specification - Hardware and Software

1	Introduction
This Schedule 4 sets out the details of the Hardware and Third Party Software to be supplied and provided (as the case may be) by the Supplier under the agreement and the Requirement Specification that must be met.
Hardware, software and data center costs covered by XL
***

The above figures do not include the license fees for the mCore software, which is licensed under the License and Maintenance Agreement.

2	Details of Hardware

•	The table below outlines the recommended hardware required for the mCore solution, subject to change:

Purpose	Make	Model	Qty
***	***	***	***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 62

3	Details of Software

Description:	Software:	Purpose:
***	***	***

4	Documentation

Documentation

***
***
***
***

5	XL Systems
Please refer to System Design as stipulated in Schedule 3.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 63

Schedule 5 — Requirement Specification – Integration Services
This Schedule 5 sets out the services required by XL and to be provided by the Supplier in relation to the supply and implementation of the System (including the Software and the Hardware).
The Requirements will be agreed by the Parties and incorporated into this Schedule 5.

•	During each Release I - III as described above Supplier will provide the follow services:

Services Provided
Operational Setup	***
UX Design and Usability	***
Product Requirements	***
Project Planning	***
Project Communication	***
Product Deployment	***
Customer Acceptance	***
Launch	***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 64

Responsibilities Matrix

The table below (Responsibilities Matrix) illustrates the responsibilities that Motricity and XL each must provide through both the MDS Product Launch and the MDS Product Lifecycle:

MDS Responsibility	Motricity Provides	XL Provides
During each MDS Product Launch
Operational Setup	***	***
UX Design and Usability	***	***
Product Requirements	***	***
Project Planning	***	***
Project Communication	***	***
Product Deployment	***	***
Customer Acceptance	***	***
Launch	***	***
Ongoing Partnership
MDS Managed Services	***	***
Change Management	***	***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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Schedule 6 — Requirements for Training Services
The complete Requirements for Training Services will be agreed by the Parties in accordance with clause 5 and incorporated into this Schedule 6.

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Schedule 7 — Requirements for Support Services

1	Scope of Support Services
The Supplier will provide under this agreement:

(a)	Engagement Manager

(b)	QA (device and editorial). ***

(c)	Device Profiling. Supplier will provide ***

(d)	Portal Management. ***

(e)	Content localization. ***

(f)	Hardware and Software installation as required for the Fault Management and Change Management Services

(g)	Tier1/2 Support, 24x7 Service Desk as more fully set forth in the Service Level Agreement.

(h)	Maintenance Releases.

(i)	Fault Management, Change Management as more fully set forth in the Service Level Agreement and related services including:

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

Execution | page | 67

On-going Partnership Services
MDS Managed Services
•MDS Infrastructure Management
•Production Support and Maintenance
•Carrier Care
•Security Management
•Monitoring
•Incident and Problem Management
•Service Change Management
•Service Level Monitoring, Reporting and Management
•Capacity Management
•Device Onboarding
•Content Merchandising and Management
•Content Provider Relations
•Reporting

Change Management	•Analysis and reporting of performance KPIs against business objectives •Market Analysis and Forecasting •MDS Recommendations and Consulting •Onsite Business Reviews •Product Roadmap Planning

Support Services will be provided in accordance with the Service Levels in the Service Level Agreement.

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Schedule 8 - Pricing

1	Introduction
This Schedule 8 sets out:

(j)	the Price for the System and Services supplied by the Supplier;

(k)	the timing and mechanism for payment; and

(l)	the information to be contained in an invoice.

2	Pricing
The Price for the System and Services is as follows:

1.	The total fees for data center are broken down as follows:

Fees in USD	Total Price
Hardware (includes 3 year warranty)	***
Third Party Software	***
Installation	***

Total	***
Includes customs, freight, duty, handling fee but excludes VAT

2.	The total fees for Implementation Services and Support Services and Training Services are broken down as follows:

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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Fees in USD	Total Price
Implementation fee	***
Support Services fee
Year 1	***
Year 2	***
Year 3	***
Year 4*	***
Year 5*	***
Total	***

 *If the initial term is renewed

Includes customs, freight, duty, handling fee but excludes VAT
Access to the System in this agreement is also contingent on XL’s payment of the license fees and support and maintenance fees in the Software Licence and Maintenance Agreement.
Save as provided in the foregoing paragraph, and in accordance with clause 16.1, XL will have no liability to the Supplier for any fees, charges, costs or other expenses under this agreement other than those expressly set out in this Schedule unless otherwise agreed between the Parties.

3	Conditions of payment
Payments will be made following completion or occurrence of the relevant events as follow:

Items Description	Payment Term	When (date of invoice)
SSIA Data Center Fee	***	***
Custom Implementation Fee	***	***
Support Services Fee	***	***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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4	Invoices

4.1	Invoices relating to the System and Services

(a)	The Supplier is entitled to claim for payment for the System and Services upon satisfaction of the conditions for payment set out in paragraph 3 of this Schedule 8.

(b)	Any payment claim lodged by the Supplier must contain the following details:
Invoice must be submitted in 2 (two) sets to Finance department of XL (including copy SPT PPN), at Grha XL, Lobby Floor, Jl. Mega Kuningan Lot E4-7 No. 1, Kawasan mega Kuningan, Jakarta, or such other place as XL may designate, which consist of:

1.    Set 1:
a.Invoice original (invoice submission date < 7 days from the date of Invoice);
b.Copy of Faktur Pajak;
c.SES/ GR Slip (approved by PIC from XL and date received by the Supplier);
d.Other requirements as stated in clause 16 of this agreement.
2.    Set 2:

a.	Faktur Pajak Original ( fill in completely and in accordance to the existing tax regulations);
b.Invoice Copy;
(Supplier must submit copy of monthly reporting of SPT PPN for the last 3 (three) months and prior months if not yet submitted in full)
For Invoice submission date as follows:

Submission of Invoice :	Submission of Copy of Monthly PPN Return :
January / February / March	September to November PPN Return
April / May / June	December s/d February PPN Return
July / August / September	March s/d May PPN Return
October / November / December	June s/d August PPN Return

Copy SPT PPN should include:
1.Summary page (halaman induk);
2.Attachment 1107 A (only pages that stated Faktur Pajak issued to XL);
3.Attachment 1107 A (last page only, which stated the total amount).
4.Tax Payment Slip (SSP) if available;
5.Receipt from Tax Office for Lodgement of SPT PPN.

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(c)	Where an invoice provided to XL does not comply with any of the requirements set out in this paragraph 4 then XL:

(i)	will notify the Supplier of any invoice rejection within 10 Business Days from the date on which XL receives the invoice from XL; and

(ii)	will not be required to pay any amount claimed under that invoice, until such time as the invoice is corrected by the Supplier.

(d)	Upon receipt of a valid payment claim in relation to the System and/or Services, XL will pay the invoice within 30 days of receipt of the invoice by XL’s finance department.

4.2	Delivery of invoices
The Supplier must deliver claims for payment to the address of XL account payable department or as specified by XL. Any claim for payment not delivered to such address will be deemed to be not received by XL.

4.3	Mode of payment

(a)
Payments will be effected by electronic transfer to the Supplier’s account as notified to XL in writing and as may be amended from time to time by the Supplier (but not more than once per year unless otherwise agreed in writing with XL) on not less than 14 days’ prior notice to XL.

(b)	Payment will be deemed to have been effected at the time the Supplier receives payment in cleared funds.

4.4	Currency of Payment
All sums payable under this agreement will be stated and payable in United States Dollars.
For the avoidance of doubt, both Parties agree that if payment of Annual Data Revenue (as defined in the LA) is in USD currency, it shall be converted from Indonesian Rupiah based on the exchange rate mechanism set out in the LA.

4.5	Schedule of Rates
***

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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5	Liquidated Damages
Liquidated damages will accrue in an amount equal to the amounts below for *** that the *** (as the case may be) is not attained.
***
***
***
***

6	Service Rebates

See Service Level Agreement.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

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Execution Page
Each of the undersigned hereby undertakes that it has read this agreement and understands its English contents, that this agreement has been entered into freely and without duress and that independent legal advice has been given.
Executed as an agreement.

Signed by Dian Siswarini as authorised signatory for PT XL Axiata Tbk. in the presence of: /s/ Willem Lucas Timmermans	/s/ Dian Siswarini
Signature of witness Willem Lucas Timmermans	Signature of /s/ Dian Siswarini Position: Date: October 5, 2010
Name of witness (print)

Signed by Ryan K. Wuerch as authorised signatory for PT Motricity Indonesia in the presence of: /s/ Susie Buchanan	/s/ Ryan K. Wuerch
Signature of witness Susie Buchanan	Signature of Ryan K. Wuerch Position: Director Date: October 11, 2010
Name of witness (print)

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EXHIBIT 1
Service Level Agreement
Service Level Agreement to be annexed once agreed by the Parties.

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